Exhibit 4.7

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT, BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

$332,000,000

CLASS A REVOLVING LOAN AGREEMENT

dated as of November 13, 2024

by and among

WHEELS UP CLASS A-1 LOAN TRUST 2024-1

as Borrower,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Facility Agent and Security Trustee,

and

THE LENDERS PARTY HERETO FROM TIME TO TIME

Table of Contents

Page

ARTICLE I DEFINITIONS AND TERMS		1

1.1.	Definitions	1

1.2.	Rules of Interpretation	12

1.3.	Acts of Lenders	13

ARTICLE II The Revolving Loan Facility		13

2.1.	Loans	13

2.2.	Payment of Interest	16

2.3.	Payment of Principal, Commitment Fees, Breakage Amounts and Increased Cost Amounts	16

2.4.	Manner and Priority of Payment	17

2.5.	Failure to Make Loans	18

2.6.	Use of Proceeds	19

2.7.	[Reserved]	19

2.8.	Facility Agent Account	19

2.9.	Commitment Fee	19

2.10.	Compensation for Losses	19

2.11.	Increased Costs	20

2.12.	Default Interest	21

2.13.	Special Override Provision	21

2.14.	Taxes	21

ARTICLE III [RESERVED]		27

ARTICLE IV Conditions PRECEDENT		27

4.1.	Conditions to Closing Date	27

4.2.	Conditions to each Funding Date	28

ARTICLE V REPRESENTATIONS, WARRANTIES AND COVENANTS		30

5.1.	Representations and Warranties	30

5.2.	General Covenants	33

5.3.	Operating Covenants	35

5.4.	[Reserved]	35

5.5.	Separateness Covenants	35

i

ARTICLE VI DEFAULT AND REMEDIES		37

6.1.	Events of Default	37

6.2.	Acceleration, Rescission and Annulment	38

6.3.	Other Remedies	38

6.4.	Waiver of Existing Defaults	40

6.5.	Restoration of Rights and Remedies	40

6.6.	Remedies Cumulative	40

6.7.	Authority of Courts Not Required	40

6.8.	Rights of Lenders to Receive Payment	40

6.9.	Facility Agent May File Proofs of Claim	41

6.10.	Undertaking for Costs	41

6.11.	Lenders’ Directions	41

6.12.	Purchase Rights	41

6.13.	Redemption of Loans upon Exercise of Change of Control Put	43

ARTICLE VII The Facility Agent; THE registrar and the Security TrusteeS		43

7.1.	Appointment, Powers, and Immunities	43

7.2.	Reliance by Facility Agent	46

7.3.	Defaults	46

7.4.	Security Trustee	46

7.5.	[Reserved]	47

7.6.	Rights as Lender	47

7.7.	[Reserved]	47

7.8.	Non-Reliance on Facility Agent, Security Trustee, Arranger, Structuring Agent and Lenders	47

7.9.	Resignation of Facility Agent and Security Trustee	47

7.10.	[Reserved]	49

7.11.	Registrar	49

7.12.	Actions under the Operative Agreements	50

7.13.	Reports	51

7.14.	Erroneous Payments	51

ii

ARTICLE VIII Miscellaneous		53

8.1.	Assignments and Participations	53

8.2.	Notices	56

8.3.	Right of Set-off; Adjustments	57

8.4.	Survival	58

8.5.	Lender Representation, Warranty and Covenant. Each Lender represents, warrants and covenants that:	58

8.6.	Amendments and Waivers	59

8.7.	Counterparts	60

8.8.	Return of Funds	61

8.9.	[Reserved]	61

8.10.	Severability	61

8.11.	Entire Agreement	61

8.12.	Payments	61

8.13.	Confidentiality	62

8.14.	Governing Law; Waiver of Jury Trial	62

8.15.	Judgment Currency	63

8.16.	Fiduciary Duty	64

8.17.	USA Patriot Act	64

8.18.	Third-Party Beneficiary	64

8.19.	Qualified Lender	65

8.20.	Limited Recourse; Non-Petition	65

8.21.	Contractual Recognition of Bail-In	65

8.22.	Restructuring	66

EXHIBITS

EXHIBIT A	Applicable Commitment Percentages
EXHIBIT B	Form of Assignment and Acceptance
EXHIBIT C	Form of Borrowing Notice
EXHIBIT D	Form of Purchase Option Notice

iii

CLASS A REVOLVING LOAN AGREEMENT

THIS CLASS A REVOLVING LOAN AGREEMENT, dated as of November 13, 2024 (this “Agreement”), made by and among WHEELS UP CLASS A-1 LOAN TRUST 2024-1, a statutory trust formed and existing under the laws of Delaware (the “Borrower”), each lender from time to time party hereto, and their successors and permitted assigns (each, a “Lender”, collectively the “Lenders”), and WILMINGTON TRUST, NATIONAL ASSOCIATION as facility agent for the Lenders (in such capacity, and together with any successor Facility Agent appointed in accordance with the terms of Section 7.9, the “Facility Agent”) and not in its individual capacity but solely as security trustee for the Lenders under the Borrower Security Agreement (in such capacity, and together with any successor Security Trustee appointed in accordance with the Security Agreements, the “Security Trustee”);

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving loan facility of up to $332,000,000, the proceeds of which are to be used solely to finance the purchase of the Notes by the Borrower; and

WHEREAS, the Lenders are willing to make such revolving loan facility available to the Borrower upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I
Definitions and Terms

1.1.           Definitions.

(a)            Capitalized terms used in this Agreement but not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement or the Indenture, as applicable.

(b)            For the purposes of this Agreement, the following terms shall have the respective meanings set forth below.

“Act” has the meaning given to such term in Section 8.17.

“Additional Junior Equipment Notes” has the meaning given to such term in the Intercreditor Agreement.

“Additional Junior Holders” has the meaning given to such term in the Intercreditor Agreement.

“Additional Junior Obligations” has the meaning given to such term in the Intercreditor Agreement.

“Additional Junior Trust” has the meaning given to such term in the Intercreditor Agreement.

“Additional Junior Trust Agreement” has the meaning given to such term in the Intercreditor Agreement.

“Additional Junior Trustee” has the meaning given to such term in the Intercreditor Agreement.

“Affected Financial Institution” means (i) any EEA Financial Institution or (ii) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning given to such term in the preamble to this Agreement.

“Applicable Commitment Percentage” means, with respect to each Lender at any time, the percentage in the Total Credit Commitment for such Lender as set forth in Exhibit A hereto; provided that the Applicable Commitment Percentage of each Lender may be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 8.1.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of any governmental entity mandatorily applicable to such Person, including, without limitation, the regulations of each aviation authority so applicable to such Person or the Aircraft owned or operated by it or as to which it has a contractual responsibility.

“Arranger” means Bank of America, National Association.

“Assignment and Acceptance” means an Assignment and Acceptance substantially in the form of Exhibit B hereto (with blanks appropriately filled in) (or such other form as consented to by the Borrower) delivered to the Facility Agent in connection with an assignment of a Lender’s interest hereunder pursuant to Section 8.1.

“Assuming Lender” has the meaning given to such term in Section 2.1(d)(a).

“Availability Period” means the period of thirty-six (36) months following the Closing Date, ending on November 13, 2027.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (i) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” has the meaning given to such term in the Intercreditor Agreement.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning given to such term in the preamble to this Agreement.

“Borrower Security Agreement” means the Security Agreement, dated as of the date hereof, between the Borrower and the Security Trustee, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Borrowing Notice” means the notice delivered by the Borrower in connection with a Loan under the Revolving Loan Facility, in the form of Exhibit C to this Agreement.

“Breakage Amounts” means any amounts due and owing pursuant to Section 2.10.

“Cape Town Convention” has the meaning given to such term in the Indenture.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Class” has the meaning given to such term in the Intercreditor Agreement.

“Class A-1 Loans” has the same meaning given to “Loans” hereunder.

“Class A Purchase Date” has the meaning given to such term in Section 6.12.

“Class A Purchaser” means one or more Additional Junior Holders.

“Closing Date” means the date on which each of the conditions specified in Section 4.1 has been satisfied or waived.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning given to such term in the Borrower Security Agreement.

“Collection Account” has the meaning given to such term in the Intercreditor Agreement.

“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans, from time to time, to the Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender’s Applicable Commitment Percentage of the Total Credit Commitment.

“Commitment Fee” has the meaning given to such term in Section 2.9(a).

“Commitment Increase” has the meaning given to such term in Section 2.1(d)(a).

“Commitment Increase Date” has the meaning given to such term in Section 2.1(d)(a).

“Commitment Termination Date” means November 13, 2027.

“Competitor” means (a)(i) any Person jointly designated as of the Effective Date as a Competitor by the Facility Agent and Wheels Up, (ii) any airline, commercial air carrier, air freight forwarder, entity engaged in the business of parcel transport by air or any other Person engaged in the business of operating aircraft in revenue service and any Affiliates of any of the foregoing, (b) any Person that is a competitor of Parent or its Subsidiaries or an Affiliate of such competitor, and (c) a manufacturer of (i) aircraft or engines or (ii) other equipment purchased or used by Parent or its Subsidiaries or Affiliates. Notwithstanding the foregoing, Delta is not a Competitor/Prohibited Transferee.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Default” means a condition, event or act that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Notice” means a notice given to the Borrower by the Facility Agent, with a copy to Wheels Up, the Security Trustee and each Lender, declaring that an Event of Default has occurred and is continuing and declaring all Outstanding principal of and accrued and unpaid interest on the Loans to be immediately due and payable.

“Delta” means Delta Air Lines, Inc.

“Delta Loan Transfer Agreement” means the Delta Credit Support Agreement dated the date hereof among Delta and Wilmington Trust, National Association, as facility agent, trustee, mortgagee and subordination agent.

“Designated Representative” means (a) a prospective purchaser or transferee of a Loan or any interest therein who has certified that it is an eligible purchaser or transferee of such Loan or interest hereunder or (b) an investment manager (or Person acting in a similar capacity) for (i) the Lender or beneficial owner of a Loan or (ii) a Person described in clause (a), in the case of clauses (b)(i) or (ii) that has been identified by a Lender or the beneficial owner of any Loan to the Facility Agent in writing.

“Direction” has the meaning given to such term in Section 1.3(a).

“Dollars” and the symbol “$” means dollars constituting legal tender for the payment of public and private debts in the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Deposit Account” has the meaning given to such term in the Intercreditor Agreement.

“Eligible Institution” has the meaning given to such term in the Intercreditor Agreement.

“Erroneous Payment” has the meaning given to such term in Section 7.14 (a).

“Erroneous Payment Subrogation Rights” has the meaning given to such term in Section 7.14(d).

“Escrow Amount” has the meaning given to such term in Section 2.1(a)(i).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a recipient of any payments by or on account of any obligation of the Borrower under any Loan Document or required to be withheld or deducted from a payment to such a recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.14(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Event of Default” has the meaning given to such term in Section 6.1.

“Facility Agent” has the meaning given to such term in the preamble to this Agreement.

“Facility Agent Account” means the Eligible Deposit Account established by the Facility Agent pursuant to Section 2.8 in and from which the Facility Agent shall make deposits and withdrawals in accordance with this Agreement.

“Financing Agreements” means, in respect of any Aircraft, the “Financing Agreements” as defined in the Purchase Agreement.

“Funding Date” means, in respect or any borrowing of Loans, the date on which each of the conditions to such borrowing specified in Section 4.2 has been satisfied or waived.

“Increased Cost Amounts” means any amounts due and owing pursuant to Section 2.11.

“Increasing Lender” has the meaning given to such term in Section 2.1(d)(a).

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, loans or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (e) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation of such Person under U.S. GAAP, (f) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (g) all Indebtedness of other Persons guaranteed by such Person.

“Indemnification Amounts” means amounts payable in respect of any indemnification claim under any Operative Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indenture” has the meaning given to such term in the Purchase Agreement.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, among the Borrower and the Subordination Agent as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, provided that for purposes of any Wheels Up Provisions (as defined in the Intercreditor Agreement), no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Wheels Up.

“Interest Period” has the meaning given to such term in the Indenture.

“Interest Rate” means the interest rate set forth under the heading “Interest Rate” in Schedule I of the Indenture, which is incorporated by reference in this Agreement as if each reference to “Series A-1 Equipment Notes” therein is a reference to “Loans” herein.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer Group Member” means Wheels Up and the Guarantors.

“Lender” and “Lenders” have the meanings given to such terms in the preamble to this Agreement.

“Lending Party” has the meaning given to such term in Section 8.13.

“Lien” means any mortgage, pledge, lien, encumbrance, International Interest, Prospective International Interest, charge or security interest, including, without limitation, any conditional sale, any sale without recourse against the sellers, or any agreement to give any security interest over or with respect to any Aircraft.

“Loan” or “Loans” means the loans made under the Revolving Loan Facility in accordance with Article II.

“Loan Documents” means this Agreement and the Borrower Security Agreement.

“Majority Lenders” has the meaning given to such term in Section 8.6.

“Material Adverse Change” means, with respect to any Person, any material adverse change (i) in the business, condition (financial or otherwise), operations or performance of such Person or (ii) on such Person’s ability to perform its material obligations under the Operative Agreements to which it is a party, in each case since October 22, 2024.

“Maturity Date” means November 13, 2029.

“Money Laundering Laws” has the meaning given to such term in Section 5.1(n).

“Note Documents” means, with respect to any Equipment Notes, the Indenture, the Participation Agreement, the Purchase Agreement and the Notes Guaranty.

“Note Event of Default” has the meaning given to the term “Event of Default” under the Indenture.

“Notes” means the Series A-1 Equipment Notes (as defined in the Purchase Agreement).

“Notes Guaranty” has the meaning given to such term in the Intercreditor Agreement.

“Notices” has the meaning given to such term in Section 8.2(a).

“OFAC” has the meaning given to such term in Section 5.1(o).

“Officer’s Certificate” means a certificate signed by, with respect to any Person, any Responsible Officer, director, trustee or equivalent representative.

“Operative Agreements” has the meaning set forth in the Intercreditor Agreement.

“Organizational Documents” means with respect to any corporation, limited liability company, exempted company, partnership, designated activity company, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, (i) the articles of incorporation, certificate of incorporation, articles of organization, memorandum and articles of association, certificate of limited partnership, trust agreement, constitution or other applicable organizational or charter documents relating to the creation of such entity and (ii) the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

“Other Connection Taxes” means, with respect to any recipient of any payments by or on account of any obligation of the Borrower under any Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding” means (a) with respect to the Loans at any time, all of the Loans, except Loans or portions thereof that have been repaid or prepaid to Lenders, and (b) when used with respect to any evidence of indebtedness other than any Loans means, at any time, any principal amount thereof then unpaid and outstanding (whether or not due or payable).

“Outstanding Loan” means a Loan that is Outstanding.

“Outstanding Principal Balance” means, with respect to any Outstanding Loans, the sum of the total initial principal balance of such Outstanding Loans that is unpaid and outstanding at any time.

“Ownership Interests” means all shares of capital stock, all beneficial interests in trusts, all ordinary shares and preferred shares and any options, warrants and other rights to acquire such shares or interests.

“Participant Register” has the meaning given to such term in Section 8.1(d).

“Payment Date” has the meaning given to the term “Distribution Date” in the Intercreditor Agreement.

“Payment Recipient” has the meaning given to such term in Section 7.14(a).

“Permitted Lien” has the meaning given to such term in the Indenture.

“Prefunding Account” has the meaning given to such term in Section 2.1(a)(i).

“Principal Office” means the principal office of the Facility Agent presently located at 1100 North Market Street, Wilmington, Delaware 19890-1605, Attn: Corporate Trust Administration, or such other office and address as the Facility Agent may from time to time designate to the Lenders and the Borrower.

“Purchase Agreement” means the Note Purchase Agreement, dated the date hereof, among Wheels Up, the Borrower and the Subordination Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Purchase Option Notice” has the meaning given to such term in Section 6.12.

“Record Date” means with respect to each Payment Date, the close of business on the 15th day (whether or not a Business Day) preceding such Payment Date and, with respect to the date on which any Direction is to be given by the Lenders, the close of business on the last Business Day prior to the solicitation of such Direction.

“Refinancing Trust Agreement” has the meaning given to such term in the Intercreditor Agreement.

“Register” has the meaning given to such term in Section 7.11(a).

“Registrar” has the meaning given to such term in Section 7.11(a).

“Regulation A” means a Regulation A circular issued by such Federal Reserve Bank.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) with respect to the Facility Agent or the Security Trustee any officer within the Principal Office, including any Vice President, Principal, Assistant Vice President, director, associate, Secretary, Assistant Secretary or any other officer of the Facility Agent or the Security Trustee, as applicable, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject, (b) with respect to the Borrower, any person designated as a Responsible Officer by the trustee of the Borrower, (c) with respect to each Issuer Group Member, any director of the applicable Issuer Group Member or any person designated as a Responsible Officer by the applicable Issuer Group Member and (d) with respect to each Lender and the Registrar, any Person designated as a Responsible Officer by such Person.

“Revolving Loan Facility” means the facility described in Article II providing for the Loans to be made from time to time to the Borrower by the applicable Lenders in the aggregate principal amount at any one time outstanding up to the Total Credit Commitment.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreements” means each of the Borrower Security Agreement and the Indenture.

“Security Interests” means the security interests (including International Interests) granted or created or expressed to be granted or created in the Collateral pursuant to the Security Agreements.

“Security Trustee” has the meaning given to such term in the preamble to this Agreement. The initial Security Trustee will be Wilmington Trust, National Association.

“Structuring Agent” means Bank of America, National Association.

“Term Period” shall mean the period following the end of the Availability Period up to the Maturity Date.

“Total Credit Commitment” means a principal amount equal to $332,000,000.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Security Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrelated Parties” has the meaning given to such term in Section 5.5.

“U.S. GAAP” means for any Person, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination and are consistently applied as to such Person.

“Wheels Up” means Wheels Up Partners LLC.

“Write-Down and Conversion Powers” means (i) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Written Notice” means, with reference to the Borrower, the Registrar, the Facility Agent, the Security Trustee or each Lender, a written instrument executed by a Responsible Officer of such Person.

1.2.            Rules of Interpretation.

(a)            All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with U.S. GAAP applied on a consistent basis.

(b)            The headings, subheadings and table of contents used in this Agreement are solely for convenience of reference and shall not constitute a part of any this Agreement or affect the meaning, construction or effect of any provision hereof.

(c)            Except as otherwise expressly provided, references in this Agreement to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

(d)            All definitions set forth herein shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

(e)            When used in this Agreement, words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

(f)            References to “including” means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

(g)            All dates and times of day specified herein shall refer to such dates and times in New York, New York, unless otherwise specified.

(h)            Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

(i)            All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Operative Agreements.

1.3.            Acts of Lenders.

(a)            In determining whether the Lenders of the applicable Loans have given any direction, consent, request, demand, authorization, notice, waiver or other act (a “Direction”), under this Agreement, Loans owned by the Borrower, an Issuer Group Member or Wheels Up or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Facility Agent shall be protected in relying upon any such Direction, only Loans which a Responsible Officer of the Facility Agent actually knows to be so owned shall be so disregarded.

(b)            The Borrower may at its option, by delivery of an Officer’s Certificate to the Facility Agent and the Security Trustee, set a record date other than the Record Date to determine the Lenders entitled to give any Direction in respect of the Loans. Such record date shall be the record date specified in such Officer’s Certificate which shall be a date not more than 30 days prior to the first solicitation of Lenders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Lenders of record at the close of business on such record date shall be deemed to be Lenders for the purposes of determining whether Lenders of the requisite proportion of Outstanding Loans have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Loans shall be computed as of such record date; provided that no such Direction by the Lenders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after the record date.

ARTICLE II
The Revolving Loan Facility

2.1.          Loans. (a) Commitment.

(i)            Subject to the terms and conditions of this Agreement, each Lender severally agrees to make available to the Borrower a revolving loan facility providing for Loans from time to time in Dollars on any Business Day during the Availability Period, but before the Commitment Termination Date, on a pro rata basis in each case in an aggregate principal amount (as provided in the applicable Borrowing Notice and in an amount equal to the principal amount of the Notes to be acquired by the Borrower with the proceeds of such Loans on such Funding Date) at any one time outstanding up to but not exceeding such Lender’s Applicable Commitment Percentage of the Total Credit Commitment and, as to all Lenders, in an aggregate principal amount at any one time outstanding up to but not exceeding the Total Credit Commitment as then in effect. The Lenders will pre-fund the Loans to the Facility Agent on the applicable Funding Date, in its capacity as escrow agent, and the Facility Agent will deposit such escrowed Loans (collectively, the “Escrow Amount”) in a segregated account to be held for the benefit of the Lenders (“Prefunding Account”). Subject to the terms and conditions of this Agreement, the Facility Agent will advance all or a portion of the Escrow Amount to the Borrower on the Funding Date.

(ii)            Any Loans advanced by the Lenders on any Funding Date pursuant to this Section 2.1 will be Outstanding and start accruing interest (at the Interest Rate) pursuant to the terms of this Agreement as of such Funding Date.

(iii)            On the Cut-Off Date (as defined in the Purchase Agreement) in respect of any Loans, the Facility Agent shall return any unused Escrow Amount to the Lenders pro rata together with any unpaid interest accrued thereon and applicable Breakage Amounts.

(iv)            During the Availability Period and subject to the terms and conditions of this Agreement, amounts borrowed under this Section 2.1 may be repaid and re-borrowed in accordance with the terms of this Agreement.

(b)            Procedures. A Responsible Officer shall on behalf of the Borrower give the Facility Agent (with a copy to the Security Trustee) a Borrowing Notice prior to 11:00 a.m. (New York City time) on the date falling two (2) Business Days before each Funding Date (or such later time as the Facility Agent and the Lenders may agree). The Borrowing Notice shall (i) specify the Funding Date (which shall be a Business Day on or prior to the Commitment Termination Date), (ii) specify the aggregate principal amount of the Loans to be advanced and the principal amount of the Notes to be acquired with the proceeds of such Loans and (iii) identify the Aircraft being financed with such Notes. Notice of receipt of such Borrowing Notice, together with the amount of each Lender’s portion of a Loan requested thereunder, shall be provided by the Facility Agent to each Lender by electronic transmission (with a copy to the Security Trustee) with reasonable promptness, but (provided the Facility Agent shall have received such notice by 11:00 a.m. (New York City time)) not later than 12:00 p.m. (New York City time) on the same day as the Facility Agent’s receipt of such notice.

(c)            Borrowing. Promptly (and, to the extent feasible, not later than 12:00 p.m. (New York City time)) on the date specified for each borrowing under this Section 2.1 (provided that such date occurs on or before the applicable Funding Date), each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of each Loan to be made by it on such day available by wire transfer to the Facility Agent in the amount of its pro rata share, determined according to such Lender’s Applicable Commitment Percentage of such Loans to be made on such day. Such wire transfer shall be directed to the Facility Agent at the account set forth in the Borrowing Notice and shall be in Dollars constituting immediately available funds. The amount so received by the Facility Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower to acquire the relevant Note(s).

(d)            Increase of the Commitments.

(i)            Requests for Increase by Borrower. The Borrower shall have the right, at any time after the date hereof but prior to the Commitment Termination Date, to propose that the Commitments hereunder be increased (each such proposed increase being a “Commitment Increase”) by notice to the Facility Agent, specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least ten (10) Business Days (or such lesser period as the Facility Agent may reasonably agree) after delivery of such notice and thirty (30) days prior to the Commitment Termination Date; provided that:

(A)            each increase shall be in a minimum amount of at least $5,000,000 or a larger multiple of $5,000,000 in excess thereof (or such lesser amount as the Facility Agent may reasonably agree);

(B)            the aggregate amount of all Commitment Increases shall not exceed $68,000,000;

(C)            each Assuming Lender shall be consented to by the Facility Agent;

(D)            no Default or Event of Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase;

(E)            the representations and warranties contained in this Agreement shall be true and correct in all respects on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). No Lender shall be obligated to provide any increased Commitment or shall have any right to bar the participation of any other Lender to increase its Commitment; and

(F)            payment to each Increasing Lender and Assuming Lender of any agreed upon upfront fees in connection with such Commitment Increase.

(ii)            Effectiveness of Commitment Increase by the Borrower. Each Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date and the Commitments of any Increasing Lender and any Assuming Lender shall be effective or increased, as applicable, as of such Commitment Increase Date; provided that:

(x)            the Facility Agent shall have received on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied; and

(y)            each Assuming Lender and Increasing Lender shall have delivered to the Facility Agent, on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date, an agreement, in form and substance satisfactory to the Borrower and the Facility Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment, duly executed by such Assuming Lender or Increasing Lender, as applicable, and the Borrower and acknowledged by the Facility Agent.

(iii)            Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(y) above executed by an Assuming Lender or an Increasing Lender, together with the certificate referred to in clause (ii)(x) above, the Facility Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

(iv)            Adjustments of Borrowings upon Effectiveness of Increase. In connection with any Commitment Increase other than a ratable Commitment Increase by the existing Lenders as of the date of such Commitment Increase, on the Commitment Increase Date, the Borrower shall (A) prepay the outstanding Loans (if any) in full, (B) simultaneously borrow new Loans hereunder in an amount equal to such prepayment (with Interest Rates equal to the outstanding Interest Rates and with Interest Periods ending on the dates of any then outstanding Interest Periods), as applicable; provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments amongst themselves, in a manner acceptable to the Facility Agent, so that, after giving effect thereto, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (after giving effect to such Commitment Increase) and (C) pay to the Lenders the amounts, if any, payable under Section 2.10 as a result of such prepayment.

2.2.            Payment of Interest. The Borrower shall pay interest to each Lender on the unpaid Outstanding Principal Balance of each Loan made by such Lender from the date such Loan is made (including on any Escrow Amount pre-funded to the Facility Agent) until such principal amount shall be repaid in full, at the applicable Interest Rate. All interest shall be payable in arrears on each Payment Date and on the date such Loan shall be paid in full and shall be calculated on the basis of a year of 360 days and actual number of days elapsed.

2.3.            Payment of Principal, Commitment Fees, Breakage Amounts and Increased Cost Amounts. The principal amount of each Loan shall amortize at 10% per annum during the Availability Period and 12% per annum during the Term Period, in the amounts and on the dates as set forth in Schedule I of the related Note, and the balance shall be due and payable to each Lender in full on the Maturity Date; provided, however, that if the principal of any Notes or any Commitment Fees, Breakage Amounts and/or Increased Cost Amounts shall be paid in accordance with the Purchase Agreement and the Indenture (including, for the avoidance of doubt, payments of principal, interest, Commitment Fees, Breakage Amounts and/or Increased Cost Amounts in connection with any redemption or purchase of any Notes), then an equal principal amount and amount of interest, Commitment Fees, Breakage Amounts and/or Increased Cost Amounts, as applicable, shall immediately become due and payable hereunder to the Lenders of such Loans.

2.4.            Manner and Priority of Payment.

(a)            All payments or other amounts made or distributed to the Borrower pursuant to the other Operative Agreements will be deposited into the Facility Agent Account from time to time in accordance with the terms hereof. Except as otherwise provided in Section 6.3(b), on each Payment Date, the Facility Agent shall distribute, in accordance with Section 2.4(b) and (c), amounts on deposit in the Facility Agent Account in the following order of priority:

first, to each Lender any Indemnification Amounts payable to such Lender on such Payment Date and deposited into the Facility Agent Account;

second, to each Lender, (i) first, all interest and (ii) second, all principal on the Loans and any Commitment Fees, Breakage Amounts and/or Increased Cost Amounts, in each case, to the extent of the balance of the Facility Agent Account on such Payment Date;

provided that in the event and to the extent receipt of any payment into the Facility Agent Account is not confirmed by the Facility Agent by 1:00 p.m. (New York City time) on such Payment Date or any Business Day thereafter (or such later time as the Facility Agent may agree in its sole discretion), distribution thereof shall be made on the Business Day following the Business Day such payment is received. Each distribution with respect to interest or principal on any Loans and any Commitment Fees, Breakage Amounts and/or Increased Cost Amounts shall be made by the Facility Agent to the Lenders as of such Payment Date.

(b)            On each Payment Date (or other date of payment on which amounts are paid by or on behalf of Wheels Up as contemplated in or required by the Purchase Agreement, the Indenture or the Intercreditor Agreement) (i) the aggregate amounts paid or payable by or on behalf of Wheels Up to the Borrower (including as holder of the Notes) pursuant to the Purchase Agreement, the Indenture and the Intercreditor Agreement (including, without limitation, accrued and unpaid interest, each other principal payment amount, any Commitment Fees, Breakage Amounts and/or Increased Cost Amounts and any other amount) shall, without prejudice to any other provision of this Agreement, be due under this Agreement, subject to amounts available for application therefor in accordance with the Purchase Agreement, the Indenture and the Intercreditor Agreement, in the order of priority set forth in Section 2.4 or Section 3.2, as applicable, of the Intercreditor Agreement, and (ii) after giving effect to the payments and transfers described in Section 2.4 or Section 3.2, as applicable, of the Intercreditor Agreement and the deposit of amounts in the Facility Agent Account pursuant to the Intercreditor Agreement, the Facility Agent shall, on behalf of the Borrower, pay to the Lenders the amounts due and payable to the Lenders hereunder in accordance with this Section 2.4. In each case, a payment applied to discharge interest, principal or otherwise (including any more specific category of payment with a corresponding category hereunder) in respect of a Note under the Purchase Agreement, the Indenture and the Intercreditor Agreement shall be applied to discharge a like obligation in respect of the Loans hereunder (including, without limitation, that the amount paid in respect of interest accrued on the Notes under the Purchase Agreement and the Indenture shall be applied to discharge accrued and unpaid interest hereunder, and any amount applied to reduce the outstanding principal of any Notes shall be applied to reduce the Outstanding Principal Balance of the Loans). Each amount paid from the Facility Agent Account to such Lenders shall be applied to discharge the amounts due hereunder.

(c)            Any distributions on a Payment Date with respect to the Loans shall be made by wire transfer as instructed by the applicable Lender at least five (5) Business Days before the applicable Payment Date (which may be in the form of a standing instruction or administrative questionnaire furnished by the Lender on or prior to the date it became a Lender hereunder).

(d)            The Facility Agent shall distribute all amounts deposited in the Facility Agent Account for the Loans to the Lenders in proportion to each Lender’s pro rata share of the Outstanding Principal Balance of such Loans; provided that any Indemnification Amount payable to any Lender and deposited into the Facility Agent Account (if any) shall be distributed to the Lender or other Person to whom it is due hereunder in accordance with the written instructions of the Facility Agent. For the avoidance of doubt, Indemnification Amounts deposited in the Facility Agent Account may be distributed to a Lender on any Business Day on which such amount is payable, if the Facility Agent so instructs.

(e)            [Reserved].

(f)            The Facility Agent and the Security Trustee shall have no duties or obligations in connection with withholding taxes in respect of any non-U.S. jurisdiction, except to make payments in connection therewith in compliance with Applicable Law. In the event that the Facility Agent or Security Trustee is advised (based on information and notices provided to it by Lenders or the Facility Agent or instructions of the Borrower or its tax advisors) that the Borrower is required pursuant to any applicable laws of a non-U.S. jurisdiction to withhold amounts of payments of interest payable to any Lender, for each Payment Date (or other date on which a payment is to be made hereunder) for which such withholding is required, the Facility Agent shall notify the Security Trustee in writing and (i) specify to each Lender the principal, interest and distribution amounts to be distributed to each Lender and (ii) provide to each Lender written instructions specifying how to apply the amount withheld based on information provided to the Facility Agent, in each case for each such Payment Date (or other date on which a payment is to be made hereunder) no later than 10:00 a.m. (New York City time) four (4) Business Days prior to the relevant Payment Date (or other date on which a payment is to be made hereunder). In connection with the Facility Agent’s obligations in relation to any U.S. withholding taxes, the Facility Agent shall be entitled to withhold applicable U.S. withholding taxes from any payments that, in its sole discretion reasonably exercised, it is required to withhold pursuant to the Code and any other applicable law after taking into account any documentation, information or certification provided.

2.5.            Failure to Make Loans. No Lender shall be responsible for any default of any other Lender in respect of such other Lender’s obligation to make each Loan hereunder nor shall the Commitment of any Lender hereunder be increased as a result of such default of any other Lender.

2.6.            Use of Proceeds. The proceeds of each Loan made pursuant to the Revolving Loan Facility hereunder shall be used by the Borrower to finance the purchase by the Borrower of the Notes under the Purchase Agreement.

2.7.            [Reserved].

2.8.            Facility Agent Account.

(a)            Upon the execution of this Agreement, the Facility Agent shall establish and maintain in its name (i) a trust account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Lenders (the “Facility Agent Account”). Without limiting the foregoing, all monies credited to the Facility Agent Account shall be, and shall remain, held by the Facility Agent for the sole and exclusive benefit of the Lenders.

(b)            Funds on deposit in the Facility Agent Account shall not be invested or reinvested by the Facility Agent. The Facility Agent Account shall be held in trust by the Facility Agent under the sole dominion and control of the Facility Agent for the benefit of the Borrower and the Lenders. If, at any time, the Facility Agent Account ceases to be an Eligible Deposit Account, the Facility Agent shall within ten (10) Business Days (or such longer period, not to exceed 30 calendar days, to which the Lenders may consent) establish a new Facility Agent Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Facility Agent Account. So long as the Facility Agent is an Eligible Institution, the Facility Agent Account shall be maintained with it as an Eligible Deposit Account.

2.9.            Commitment Fee. The Borrower agrees to pay to the Facility Agent for the account of each Lender in arrears on each Payment Date and on the last day of the Availability Period, a fee equal to, from the date hereof through and including the last day of the Availability Period, (i) 0.35% per annum on the daily unused amount of such Lender’s Commitment, in the event that the average daily utilization of such Lender’s Commitment is greater than or equal to 50% during the Availability Period, and (ii) 0.50% per annum on the daily unused amount of such Lender’s Commitment, in the event that the daily utilization of such Lender’s Commitment is less than 50% during the Availability Period (the “Commitment Fee”).

2.10.            Compensation for Losses. In the event of (a) the payment of any principal of any Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default or a repayment pursuant to Section 2.1(d)(iv)) or (b) the failure to borrow, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (including pursuant to Section 2.1(a)(iii), and regardless of whether such notice is revoked), then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

2.11.        Increased Costs.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)            subject the Facility Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Facility Agent of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or the Facility Agent hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Facility Agent, the Borrower will pay to such Lender or the Facility Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Facility Agent, as the case may be, for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.12.          Default Interest. If any amount payable by the Borrower under this Agreement or any other Operative Agreement (including principal of any Loan, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the Payment Due Rate (as defined in the Indenture).

2.13.        Special Override Provision. It is the intention of the parties hereto that the economics of the Loans at all times and from time to time exactly match the economics of the Notes held by the Borrower. Accordingly, and anything herein to the contrary notwithstanding, as of any date of determination, the aggregate amount owing, and due and payable, on the Loans on such date shall be the same as the aggregate amount owing and due and payable in respect of the Notes held by the Borrower under the Indenture on such date.

2.14.         Taxes.

(a)            For purposes of this Section 2.14, the term “Applicable Law” includes FATCA.

(b)            Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Taxing Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.14) the applicable recipient of such payment receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            The Borrower shall timely pay to the relevant Taxing Authority in accordance with applicable law, or at the option of the Facility Agent timely reimburse it for the payment of, any Other Taxes.

(d)            The Borrower shall indemnify each recipient of any payments by or on account of any obligation of the Borrower under any Loan Document, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by such recipient or required to be withheld or deducted from a payment to such recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Taxing Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Facility Agent), or by the Facility Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            As soon as practicable after any payment of Taxes by the Borrower to a Taxing Authority pursuant to this Section 2.14, the Borrower shall deliver to the Facility Agent the original or a certified copy of a receipt issued by such Taxing Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Facility Agent.

(f)            (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Facility Agent, at the time or times reasonably requested by the Borrower or the Facility Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Facility Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Facility Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Facility Agent as will enable the Borrower or the Facility Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(f)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing,

(1)	any Lender that is a U.S. Person shall deliver to the Borrower and the Facility Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent), copies of executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2)	any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent), whichever of the following is applicable:

(A)            in the case of a Lender that is not a U.S. Person claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)            copies of executed IRS Form W-8ECI;

(C)            in the case of a Lender that is not a U.S. Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E; or

(D)            to the extent a Lender that is not a U.S. Person is not the beneficial owner, copies of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(3)	any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent), copies of any other executed form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Facility Agent to determine the withholding or deduction required to be made; and

(4)	if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Facility Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Facility Agent as may be necessary for the Borrower and the Facility Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)            Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Facility Agent in writing of its legal inability to do so.

(g)            If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Taxing Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Taxing Authority) in the event that such indemnified party is required to repay such refund to such Taxing Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Facility Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.15.         Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending or Issuing Office. If any Lender requests compensation under Section 2.11, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Taxing Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall (at the request of the Borrower) use reasonable efforts to, as applicable, designate a different lending or issuing office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.14, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Taxing Authority for the account of any Lender pursuant to Section 2.14 and, in each case, such Lender has declined or is unable to designate a different lending or issuing office in accordance with paragraph (a) of this Section, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Facility Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.1), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.10, Section 2.11 or Section 2.14) and obligations under this Agreement and the related Loan Documents to an eligible assignee hereunder that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)            such Lender shall have received, as applicable, payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees, Commitment Fees, Breakage Amounts, Increased Cost Amounts and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(ii)            in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter; and

(iii)            such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (x) an assignment required pursuant to this Section 2.15(b) may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Facility Agent and the assignee, and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

ARTICLE III
[RESERVED]

ARTICLE IV
Conditions PRECEDENT

4.1.            Conditions to Closing Date. The effectiveness of this Agreement is subject to the satisfaction or waiver of each of the following conditions precedent:

(a)            the Lenders shall have received in form and substance satisfactory to the Lenders, the following:

(i)            executed originals of each of: this Agreement, the Purchase Agreement, the Borrower Security Agreement, the Intercreditor Agreement and the Delta Loan Transfer Agreement, together with all schedules and exhibits thereto;

(ii)            the favorable written opinion or opinions with respect to the Operative Agreements and the transactions contemplated thereby of special counsel dated the Closing Date, addressed to the Facility Agent, the Security Trustee, the Borrower, the Arranger, the Structuring Agent and the Lenders, in form and substance reasonably satisfactory to special counsel to the Lenders, including: Vedder Price LLP, New York counsel to Wheels Up and Morris James LLP, counsel for Wilmington Trust, National Association, individually and in its capacity as Facility Agent, Security Trustee and trustee of the Borrower.

(iii)            resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof), if any, of the Borrower, the Guarantors, Wheels Up and each Issuer Group Member certified by their respective managing member, secretary or assistant secretary as of the Closing Date, approving and adopting the Operative Agreements to be executed by such Person, and authorizing the execution and delivery thereof;

(iv)            specimen signatures of directors, officers or trustees (as applicable) of the Borrower, the Guarantors, Wheels Up and each Issuer Group Member executing the Operative Agreements on behalf of the Borrower, the Guarantors, Wheels Up and each Issuer Group Member, certified by a Responsible Officer of such Person;

(v)            the Organizational Documents of the Borrower, the Guarantors, Wheels Up and each Issuer Group Member, certified as of a recent date by the Secretary of State or comparable official of its jurisdiction of organization or, in the case of Wheels Up, a Responsible Officer;

(vi)            certificates issued as of a recent date by the Secretaries of State or comparable officials of the respective jurisdictions of formation of the Borrower, the Guarantors, Wheels Up and each Issuer Group Member, as to the due existence (where applicable) and good standing (where applicable) of such Person;

(vii)            evidence that any fees, costs and/or expenses (including legal fees and expenses) payable on the Closing Date to the Facility Agent, the Security Trustee, the Arranger, the Structuring Agent and the Lenders, have been paid in full;

(viii)            UCC financing statements appropriate for filing in all places required by applicable law to perfect the Liens of the Security Trustee under the Borrower Security Agreement as first priority Liens as to items of Collateral, and such other documents and/or evidence of other actions as may be necessary or desirable under applicable law or as the Security Trustee may require to perfect the Liens of the Security Trustee under the Borrower Security Agreement as a first priority Lien in and to such other Collateral (subject to the limitations set forth in the Borrower Security Agreement);

(b)            in the good-faith judgment of the Lenders, the Borrower shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Government Entity or arbitral authority or (B)  any agreement, document or instrument to which the Borrower is a party or by which any of its properties is bound;

(c)            the representations and warranties of the Borrower, the Issuer Group Members, the Guarantor and Delta set forth in each of the Operative Agreements shall be true and correct in all material respects on and as of the Closing Date;

(d)            no Material Adverse Change has occurred with respect to the Borrower, the Guarantors, Wheels Up or Delta;

(e)            the Lenders shall have received confirmation that the fees and disbursements of Milbank LLP, counsel to the Lenders, have been paid by or on behalf of Wheels Up;

(f)            at least two (2) days prior to the Closing Date, the Borrower shall deliver a Beneficial Ownership Certification in relation to itself and/or any Issuer Group Member, in each case if such entity qualifies as a “legal entity customer” under the Beneficial Ownership Regulation;

(g)            upon the reasonable request of any Lender, the Facility Agent or the Security Trustee made at least five (5) Business Day prior to the Effective Date, the Borrower shall have provided to such Lender, the Facility Agent or the Security Trustee (i) the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act; and

(h)            all of the conditions precedent set forth in Section 3.1 of the Participation Agreement shall have been satisfied or waived by the Lenders.

4.2.            Conditions to each Funding Date. The obligation of the Lenders to make the Loans hereunder on each Funding Date is subject to the prior or concurrent satisfaction or waiver of each of the following conditions precedent:

(a)            all of the conditions precedent set forth in Section 3.2 of the Participation Agreement and Section 2 of the Purchase Agreement with respect to each Aircraft to be financed on such date as set forth therein shall have been satisfied or waived by the Lenders;

(b)            the representations and warranties of the Borrower, Wheels Up, the other Issuer Group Members, the Guarantor and Delta set forth in each of the Operative Agreements shall be true and correct in all material respects on and as of the Funding Date;

(c)            the favorable written opinion or opinions with respect to the Operative Agreements to be executed in connection with the Funding Date and the transactions contemplated thereby of special counsel dated the Funding Date, addressed to the Facility Agent, the Security Trustee, the Arranger, the Structuring Agent and the Lenders, in form and substance reasonably satisfactory to special counsel to the Lenders, including: Vedder Price LLP, special New York counsel to Wheels Up, and any other legal opinions required pursuant to Section 3.2 of the Participation Agreement in form and substance reasonable satisfactory to the Lenders;

(d)            resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof), if any, of the Borrower, Wheels Up and each Issuer Group Member certified by their respective managing member, secretary or assistant secretary as of the Funding Date, approving and adopting the Operative Agreements to be executed by such Person in connection with the Funding Date, and authorizing the execution and delivery thereof;

(e)            specimen signatures of directors, officers or trustees (as applicable) of the Borrower, Wheels Up and each Issuer Group Member executing the Operative Agreements on behalf of the Borrower, Wheels Up and each Issuer Group Member, certified by a Responsible Officer of such Person;

(f)            the Organizational Documents of the Borrower, Wheels Up and each Issuer Group Member, certified as of a recent date by the Secretary of State or comparable official of its jurisdiction of organization or, in the case of Wheels Up, a Responsible Officer;

(g)            certificates issued as of a recent date by the Secretaries of State or comparable officials of the respective jurisdictions of formation of the Borrower, Wheels Up and each Issuer Group Member, as to the due existence (where applicable) and good standing (where applicable) of such Person;

(h)            evidence that any agreed fees and out-of-pocket expenses payable on the Funding Date to the Lenders, the Facility Agent and the Security Trustee have been paid in full;

(i)            UCC financing statements appropriate for filing in all places required by applicable law to perfect the Liens of the Security Trustees under the Security Agreements as first priority Liens as to items of Collateral, and such other documents and/or evidence of other actions as may be necessary or desirable under applicable law or as the Security Trustee may require to perfect the Liens of the Security Trustee under the Security Agreements as a first priority Lien in and to such other Collateral (subject to the limitations set forth in the Security Agreements);

(j)            at the time of (and after giving effect to) each Loan, no (i) Default, (ii) Note Event of Default or (iii) Event of Default, shall have occurred and be continuing;

(k)            each Aircraft to be financed on the Funding Date shall be an “Eligible Aircraft” as defined in the Purchase Agreement; and

(l)            receipt of a Borrowing Notice in accordance with the procedures set forth in Section 2.1(b).

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1.            Representations and Warranties. The Borrower represents and warrants (which representations and warranties shall survive the delivery of the documents mentioned herein and in the Operative Agreements and the making of the Loans) to the Facility Agent, the Security Trustee and the Lenders as of the Closing Date, as of each Funding Date, and as of each other date specified below in a particular representation and warranty, as follows:

(a)            Due Organization. The Borrower is a statutory trust duly formed and validly existing under the laws of Delaware with full power and authority to conduct its business; and the Borrower is not in liquidation, bankruptcy or suspension of payments.

(b)            Special Purpose Status. The Borrower has not engaged in any activities since its organization (other than those incidental to its organization and other appropriate corporate steps and arrangements for the payment of fees to, and director’s and officer’s insurance for, the board, the trustees, officers, managers or members, as applicable, the execution of the Operative Agreements to which it is a party and the activities referred to in or contemplated by such agreements), and the Borrower has not paid any dividends or other distributions since its organization.

(c)            Non-Contravention. The borrowing of the Loans, the acceptance by the Borrower of the Notes pursuant to the Purchase Agreement, the other transactions contemplated by the Operative Agreements and the execution, delivery and performance by the Borrower and of each of the Operative Agreements to which it is a party:

(i)            do not at the Closing Date and will not on any Funding Date or Payment Date conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the constitutional documents of the Borrower or with any existing law, rule or regulation applying to or affecting the Borrower or any judgment, order or decree of any government, governmental body or court having jurisdiction over the Borrower; and

(ii)            do not at the Closing Date and will not on any Funding Date infringe the terms of, or constitute a default under, any deed, indenture, agreement or other instrument or obligation to which the Borrower is a party or by which it or any part of its undertaking, assets, property or revenues are bound.

(d)            Due Authorization. The borrowing of the Loans, the acceptance by the Borrower of the Notes pursuant to the Purchase Agreement, the other transactions contemplated by the Operative Agreements to which the Borrower is a party, the execution and issue or delivery by the Borrower of the Operative Agreements executed by it and the performance by it of its obligations to be assumed hereunder and thereunder and the arrangements contemplated hereby and thereby to be performed by it have been duly authorized by the Borrower.

(e)            Validity and Enforceability. This Agreement constitutes, and the Operative Agreements to which the Borrower is a party, when executed and delivered will constitute valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights or claims or to laws of prescription or the concepts of materiality, reasonableness, good faith and fair dealing) enforceable obligations of the Borrower.

(f)            No Defaults. No (i) Note Event of Default or (ii) or Event of Default has occurred and is continuing.

(g)            No Liens. Subject to the Security Interests created in favor of the Security Trustee and except for Permitted Liens, there exists no Lien over the assets or undertaking of the Borrower which ranks prior to or pari passu with the obligation to make payments on the Loans.

(h)            No Consents. All consents, approvals, authorizations or other orders of all regulatory authorities required (excluding any required by the other parties to the Operative Agreements) for or in connection with the execution and performance of the Operative Agreements by the Borrower have been obtained and are in full force and effect and not contingent upon fulfillment of any condition.

(i)            No Litigation. There is no claim, action, suit, investigation or proceeding pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower or any Issuer Group Member before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement (including the Exhibits and Schedules attached hereto) and/or the Operative Agreements.

(j)            Employees, Subsidiaries. The Borrower has no employees and does not hold an equity or beneficial interest in any other entity. The Borrower has no affiliates.

(k)            Ownership; Indebtedness. The Borrower’s only assets are the Notes and the rights under the Financing Agreements and the Operative Agreements, and such assets are free and clear of any and all Liens and claims whatsoever, except for those Liens and claims permitted under the Security Agreements or the Operative Agreements. The Borrower does not have any Indebtedness, other than the Indebtedness permitted hereunder.

(l)            No Filings. Under the laws of the State of New York and U.S. federal law, in each case in force at the date hereof, it is not necessary or desirable that this Agreement or any Operative Agreement or any interest (other than evidences of the Security Interests) be filed, recorded or enrolled (other than the filing and registrations contemplated by the Security Agreements) with any court or other authority in any such jurisdictions or that any stamp, registration or similar tax be paid on or in relation to this Agreement or any of the other Operative Agreements.

(m)            USA Patriot Act. To the extent applicable, the Borrower is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(n)            Money Laundering Laws. The Borrower has not engaged and as of the Closing Date or applicable Funding Date, will not have engaged, as the case may be, in any transaction, investment, undertaking or activity in violation of the anti-money laundering laws of any jurisdiction in each case as they may be applicable to the Borrower, all as amended (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower is or as of the Closing Date or such Funding Date will be, as the case may be, with respect to the Money Laundering Laws, pending or, to the knowledge of the Borrower, threatened.

(o)            OFAC. The Borrower is not and as of the Closing Date or applicable Funding Date will not be, and, to the knowledge of the Borrower, no director, officer, agent, employee or Affiliate of the Borrower is (or is owned or controlled by a Person that is) or as of the Closing Date or applicable Funding Date will be, (A) the target of any economic sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the European Union or Her Majesty’s Treasury or (B) located, organized or resident in a country which is the subject of any such economic sanctions; and the Borrower will not use, directly or indirectly, any of the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of conducting business in or with, engaging in any transaction in or with, or financing the activities of, any country, person, or entity that is the target of any economic sanctions administered by OFAC, the U.S. Department of State, the European Union or Her Majesty’s Treasury or in any manner which will violate any such economic sanctions.

(p)            Investment Company Act. The Borrower and each Issuer Group Member is not, and after giving effect to the Loans and the application of the proceeds thereof as contemplated by the Operative Agreements will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

(q)            [Reserved].

(r)            Covered Fund. The Borrower is not and, after giving effect to the Loans and the application of the proceeds thereof as contemplated by the Operative Agreements, the Borrower will not be a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

(s)            Beneficial Ownership Certification. As of the Closing Date and each Funding Date, the information included in each Beneficial Ownership Certification, if any, is true and correct in all respects.

5.2.            General Covenants. The Borrower covenants to the Facility Agent, the Security Trustee and each Lender as follows:

(a)            No Release of Obligations. The Borrower will not take any action which would amend, terminate or discharge or prejudice the validity or effectiveness of this Agreement (other than as permitted herein) or any other Operative Agreement or permit any party to any such document to be released from such obligations, except in each case, as permitted or contemplated by the terms of such documents. The Borrower shall enforce all of its rights as holder of the Notes in accordance with the Financing Agreements. The Borrower shall exercise all of its rights under the Financing Agreements as directed by the Security Trustee (acting at the direction of the Majority Lenders) and shall not give any consents, grant any waivers or modify any provision of any Financing Agreement (to the extent the Borrower’s consent thereto is required) without the prior written consent of the Security Trustee (acting at the direction of the Majority Lenders or such other requisite Lenders as expressly required by this Agreement or the relevant Financing Agreement).

(b)            Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien over or with respect to any of the Borrower’s assets other than: (i) any Lien created or required to be created under the Security Agreements or any Operative Agreement, and (ii) the Liens described in clause (i) in the definition of Permitted Lien.

(c)            Restricted Payments. The Borrower shall not: (i) declare or pay any dividend or make any distribution on its Ownership Interests; (ii) purchase, redeem, retire or otherwise acquire for value any shares of Ownership Interests in the Borrower held by or on behalf of Persons other than the Borrower; (iii) make any payment of principal or interest on the Loan or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Borrower other than in accordance with the Operative Agreements; or (iv) make any investments, other than in the Notes.

(d)            Limitation on Dividends and Other Payments. The Borrower shall not, create or otherwise suffer to exist any consensual limitation or restriction of any kind on the ability of the Borrower (other than pursuant to this Agreement) to (i) declare or pay dividends or make any other distributions permitted by Applicable Law, or purchase, redeem or otherwise acquire for value, any Ownership Interests of the Borrower; (ii) pay any Indebtedness owed by the Borrower hereunder or under the other Operative Agreements; or (iii) transfer any of its property or assets.

(e)            Business Activities. The Borrower shall not engage in any business or activity other than:

(i)            purchasing or otherwise acquiring, owning and holding the Notes and entering into all contracts and engaging in all related activities reasonably incidental thereto;

(ii)            entering into and performing its obligations under the Operative Agreements; and

(iii)            taking any action that is reasonably incidental to, or reasonably necessary to effect, the actions or activities set forth above.

(f)            Indebtedness. The Borrower shall not incur any Indebtedness, whether present or future, other than Indebtedness in respect of the Loans.

(g)            Dispositions. The Borrower shall not sell, transfer or otherwise dispose of any asset (including the Notes) or any interest therein, other than in accordance with the Operative Agreements.

(h)            Asset Acquisitions. The Borrower shall not purchase or otherwise acquire any asset (including for the avoidance of doubt, any equity or beneficial interest in any Person) other than the Notes.

(i)            Limitation on the Issuance, Delivery and Sale of Equity Interests. The Borrower shall not issue, deliver or sell any Ownership Interests.

(j)            Limitation on Consolidation, Merger and Transfer of Assets. The Borrower shall not consolidate with, amalgamate, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other Person, or permit any other Person to merge with or into the Borrower.

(k)            Bankruptcy and Insolvency. The Borrower (i) shall promptly provide the Facility Agent, the Security Trustee and the Lenders with Written Notice of the institution of any proceeding by or against the Borrower seeking to adjudicate the Borrower bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, bankruptcy trustee or other similar official for the Borrower or for any substantial part of its property; (ii) shall not take any action to waive, repeal, amend, vary, supplement or otherwise modify its charter documents that would adversely affect the rights, privileges or preferences of any Lender, and (iii) shall not take any action to waive, repeal, amend, vary, supplement or otherwise modify any provision of the Organizational Documents of the Borrower with respect to voluntary insolvency proceedings or consents to involuntary insolvency proceedings.

(l)            Payment of Principal, Interest, Commitment Fees, Breakage Amounts and Increased Cost Amounts. The Borrower will duly and punctually pay the principal and interest on the Loans and Commitment Fees, Breakage Amounts and Increased Cost Amounts in accordance with the terms of this Agreement.

(m)            Limitation on Employees; Subsidiaries. The Borrower shall not employ or maintain any employees other than as required by any provisions of local law. The Borrower shall not have any subsidiaries.

(n)            Tax Status of the Borrower. The Borrower intends to be treated as a grantor trust within the meaning of Treasury regulation section 301.7701-4 or, if not so treated, then alternatively as a mere security device holding collateral securing direct loans from the Lenders to Wheels Up but in either case not as a partnership, corporation or publicly traded partnership taxable as a corporation. The Borrower, the Security Trustee, the Facility Agent, and each of the Lenders agree to treat the Loans in this manner for U.S. federal and applicable state and/or local tax purposes. Without limiting the foregoing, the Borrower will take the reporting position and prepare and file any necessary Tax returns and reports (and provide any necessary statements and information to the Lenders) on the basis that it is a grantor trust or that it is otherwise reasonably necessary to permit the Lenders to file their tax returns (including, information reasonably necessary to determine the amount of original issue discount applicable to the Loans such as the issue price, issue date and yield to maturity of the Loans) or comply with any information reporting obligations (including, without limitation under section 6048 of the Code) as if the Borrower were a mere security device holding collateral securing direct loans from the Lenders to Wheels Up for federal income tax purposes. In no event may the Borrower elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

(o)            Compliance. The Borrower shall comply with the provisions of the Operative Agreements to which it is a party.

(p)            Beneficial Ownership Certification. The Borrower shall provide the Facility Agent with prompt notification of any change in the information provided in the latest Beneficial Ownership Certification, if any, that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

5.3.            Operating Covenants. The Borrower covenants to the Facility Agent, the Lenders and the Security Trustee as follows:

(a)            Compliance with Law; Maintenance of Permits. The Borrower shall (i) comply in all material respects with all Applicable Laws, and (ii) obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the taking of any actions taken by the Borrower.

(b)            Fees and License. The Borrower shall promptly pay all license and registration fees and all taxes of any nature (together with any penalties, fines or interest thereon) assessed against it and demanded by any government or any revenue authority unless the same is being contested in good faith.

5.4.            [Reserved].

5.5.            Separateness Covenants. The Borrower shall conduct its business such that it is a separate and readily identifiable business from, and independent of, any Person other than the Issuer Group Members, including the Guarantor and its respective affiliates (collectively, “Unrelated Parties”), and further covenants as follows:

(a)            The Borrower will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, each Unrelated Party;

(b)            The Borrower shall maintain its assets and liabilities separate and distinct from those of each Unrelated Party, and will not commingle its assets with those of any Unrelated Party;

(c)            The Borrower shall maintain its accounts and funds separate and distinct from the accounts and funds of each Unrelated Party and will receive, deposit, withdraw and disburse its funds separately from any funds of any Unrelated Party;

(d)            The Borrower shall maintain records, books, accounts and minutes separate from those of any Unrelated Party;

(e)            The Borrower shall conduct its own business in its own name, and not in the name of any Unrelated Party;

(f)            The Borrower shall maintain separate financial statements from each Unrelated Party, or if part of a consolidated group, then it will be shown as a separate member of such group;

(g)            The Borrower shall pay its own liabilities and obligations out of its own funds, whether in the ordinary course of business or not, as a legal entity separate from each Unrelated Party, except as expressly permitted by the Operative Agreements;

(h)            The Borrower shall use separate stationery, invoices and checks from those of each Unrelated Party;

(i)            The Borrower shall hold itself out as a separate entity, and correct any known misunderstanding regarding its status as a separate entity;

(j)            The Borrower shall not agree to pay or become liable for any Indebtedness of any Unrelated Party, other than pursuant to the Operative Agreements;

(k)            The Borrower shall not hold out that it is a division of any Unrelated Party, or that any Unrelated Party is a division of it;

(l)            The Borrower shall not induce any third-party to rely on the creditworthiness or any Unrelated Party in order that such third-party will be induced to contract with it, other than pursuant to the Operative Agreements;

(m)            The Borrower shall not enter into any transactions between it and any Unrelated Party that are more favorable to the Unrelated Party than transactions than the parties would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third-party, other than any Operative Agreements; and

(n)            The Borrower shall observe all corporate or other procedures required under applicable law and under its constitutive documents.

ARTICLE VI
DEFAULT AND REMEDIES

6.1.            Events of Default. Each of the following events shall constitute an “Event of Default” hereunder, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied or waived:

(a)            failure to pay accrued interest (at the Interest Rate) on any Loan for a period of six cumulative months after the same shall have become due and payable or due and payable on the Maturity Date;

(b)            failure to pay the outstanding principal of any Loan (or any Commitment Fee, Breakage Amount, Increased Cost Amount or any other amount due in respect of any Loan) that is due and payable on the Maturity Date;

(c)            failure of any of the representations or warranties of the Borrower under any Operative Agreement to be true and correct or failure by the Borrower to comply with any of the covenants, obligations, conditions or provisions binding on it under any Operative Agreement (other than a payment default for which provision is made in clause (a) or (b) above), if such failure materially adversely affects the Lenders and continues for a period of 30 days or more (or, if such failure is capable of remedy within 90 days of the date of the Written Notice referred to below and the Borrower, or a Guarantor or Delta on the Borrower’s behalf, has promptly provided the Facility Agent with a certificate stating that the Borrower or such Guarantor or Delta has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such failure or breach, so long as the Borrower or such Guarantor or Delta is diligently pursuing such remedy but in any event no longer than 180 days) after Written Notice thereof has been given to the Borrower by the Facility Agent (acting on the instructions of the Lenders);

(d)            a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Borrower under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, scheme of arrangement, relief of debtors or other similar law now or hereafter in effect; (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, bankruptcy trustee, sequestrator or similar official of the Borrower; or (iii) the examination or the winding up or liquidation of the affairs of the Borrower and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 75 days from entry thereof;

(e)            the Borrower (i) commences a voluntary case under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, scheme of arrangement, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any involuntary case under any such law; (ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, bankruptcy trustee, sequestrator or similar official of the Borrower or for all or substantially all of the property and assets of the Borrower; (iii) effects any general assignment for the benefit of creditors, or (iv) admits in writing its inability to pay its debts generally as they come due, or voluntarily suspends payment of its obligations generally; and

(f)            the occurrence and continuation of any Note Event of Default.

6.2.            Acceleration, Rescission and Annulment.

If any Event of Default occurs and is continuing, the Facility Agent may, and upon the written direction of the Majority Lenders, shall, give a Default Notice to the Borrower, the Security Trustee and the Lenders declaring that an Event of Default has occurred and is continuing and declaring the Outstanding Principal Balance of the Loans and all accrued and unpaid interest thereon to be due and payable. Upon delivery of a Default Notice at any time when Loans are Outstanding, such Outstanding Principal Balance and all accrued and unpaid interest thereon shall be due and payable. At any time after the Lenders have declared the Outstanding Principal Balance of the Loans to be due and payable and prior to the exercise of any other remedies pursuant to this Article VI, the Lenders may, by Written Notice to the Borrower, the other Lenders, the Facility Agent and the Security Trustee, subject to Section 6.4, rescind and annul such declaration and thereby annul its consequences if: (i) there has been paid to or deposited with the Facility Agent an amount sufficient to pay all overdue installments of interest on the Loans, and the principal of (and any other amounts due in respect of) the Loans that would have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other Defaults and Events of Default, other than nonpayment of interest and principal on the Loans that have become due solely because of such acceleration, have been cured or waived.

6.3.            Other Remedies.

(a)            If an Event of Default shall occur and be continuing, the Facility Agent shall, if instructed, in writing, by the Majority Lenders, do any of the following:

(i)            institute any proceedings for the collection of all amounts then due and payable on the Loans or under this Agreement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and any other assets of the Borrower any moneys adjudged due;

(ii)            direct the Security Trustee to sell, hold or lease the Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law; provided that the Facility Agent shall incur no liability as a result of the sale of the Collateral or any part thereof at any sale pursuant to this Section 6.3, the relevant Security Agreement conducted in a commercially reasonable manner, and the Borrower hereby waives any claims against the Facility Agent or the Security Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such sale was less than the price that might have been obtained otherwise;

(iii)            direct the Security Trustee to institute any proceedings from time to time for the complete or partial foreclosure of the Lien created by this Agreement, the Purchase Agreement and the Security Agreements with respect to the Collateral;

(iv)            institute such other appropriate proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;

(v)            direct the Security Trustee to exercise any remedies of a secured party under the UCC or any other Applicable Law or any remedies of a chargee under the Cape Town Convention and take any other appropriate action to protect and enforce the rights and remedies of the Facility Agent or the Lenders under this Agreement and the Security Agreements; and

(vi)            appoint a receiver or a manager over the Borrower, Wheels Up, any other Issuer Group Member or their respective assets.

(b)            If the Loans have been declared due and payable following an Event of Default, any money collected by the Facility Agent pursuant to this Agreement or otherwise, and any moneys that may then be held or thereafter received by the Facility Agent in the Facility Agent Account or otherwise, shall be applied to the extent permitted by law in the following order, at the date or dates fixed by the Facility Agent:

(i)            First, to the payment of all out-of-pocket costs and expenses of collection incurred by the Facility Agent and the Security Trustee at the direction of the Lenders (including the reasonable fees and expenses of any counsel to the Lenders, the Facility Agent and the Security Trustee) and all other amounts then due and payable to the Facility Agent and the Security Trustee, in each case to the extent (if any) not previously paid pursuant to the Purchase Agreement or any other Operative Agreement; and

(ii)            Second, to pay the following in the order of priority set out below:

(1)	any Indemnification Amounts then due and payable, in each case to the extent (if any) not previously paid pursuant to the Purchase Agreement or any other Operative Agreement;

(2)	any and all interest amounts outstanding on the Loans;

(3)	the Outstanding Principal Balance of the Loans;

(4)	any Commitment Fees, Breakage Amounts and Increased Cost Amounts or other amounts due and payable in respect of the Loans;

(5)	any remaining amounts, to the Borrower, to be paid to or at the direction of Wheels Up.

6.4.            Waiver of Existing Defaults.

(a)            Any Default or Event of Default may be waived in accordance with Section 8.6. Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

(b)            Any written waiver of a Default or an Event of Default in accordance with the terms of this Agreement shall be binding upon all of the parties hereto, including without limitation the Lenders. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

6.5.            Restoration of Rights and Remedies. If the Facility Agent or any Lender has instituted any proceeding to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Facility Agent or such Lender, then in every such case the Borrower, the Facility Agent, the Security Trustee, and the Lenders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Facility Agent and the Lenders shall continue as though no such proceeding has been instituted.

6.6.            Remedies Cumulative. Each and every right, power and remedy herein given to the Facility Agent (or the Majority Lenders) specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Facility Agent (or the Majority Lenders), and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Facility Agent (or the Majority Lenders) in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Borrower or to be an acquiescence therein.

6.7.            Authority of Courts Not Required. The parties hereto agree that, to the greatest extent permitted by law, the Facility Agent shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Agreement, and the parties hereby waive any such requirement to the greatest extent permitted by law.

6.8.            Rights of Lenders to Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Lender to receive payment of principal or interest on its Loans on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.

6.9.            Facility Agent May File Proofs of Claim. The Facility Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Facility Agent and of any Lender allowed in any judicial proceedings relating to the Borrower on the Loans, its creditors or its property.

6.10.            Undertaking for Costs. All parties to this Agreement agree, and each Lender by making its Loans shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Facility Agent for any action taken or omitted by it as Facility Agent, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable out-of-pocket costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 6.10 does not apply to a suit instituted by the Facility Agent, a suit instituted by any Lender for the enforcement of the payment of principal or interest on its Loans on or after the respective due dates, or a suit by a Lender of more than 10% of the Outstanding Principal Balance of the Loans.

6.11.            Lenders’ Directions. Subject to Section 6.2, the Lenders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Facility Agent and the Security Trustee, or exercising any trust or power conferred on the Facility Agent under this Agreement or the Security Trustee under the Borrower Security Agreement; provided that (a) such direction shall not be in conflict with any rule of law or with this Agreement and would not involve the Facility Agent or the Security Trustee in personal liability or expense; (unless the Person(s) issuing such direction shall provide such Facility Agent or Security Trustee, as applicable, with an indemnity against such liability or expense to such Facility agent or Security Trustee, as applicable in its reasonable discretion) and (b) the Facility Agent or the Security Trustee may take any other action deemed proper by the Facility Agent or the Security Trustee which is not inconsistent with such direction.

6.12.            Purchase Rights.

(a)            By making its Loans, each Lender agrees that at any time after the occurrence and during the continuation of a Bankruptcy Event, if any Additional Junior Obligations are issued by one or more Additional Junior Trusts, each Additional Junior Holder (other than Wheels Up or any of its Affiliates) shall have the right to purchase, for the price set forth herein, with respect to the Class A-1 Loans, all, but not less than all, of the Class A-1 Loans (together with all other Class A Obligations, as defined in the Intercreditor Agreement), upon ten (10) days’ prior written irrevocable notice of the intent to purchase the Class A-1 Loans in the form of Exhibit D hereto (a “Purchase Option Notice”) and the date on which such purchase is to be consummated (the “Class A Purchase Date”) to the Facility Agent, the Additional Trustee and each other Additional Holder, on the third Business Day following the expiration of such ten-day notice period, provided that (A) if prior to the end of such ten-day period any other Additional Junior Holder(s) (other than Wheels Up or any of its Affiliates) notifies such purchasing Additional Junior Holder that such other Additional Holder(s) want(s) to participate in such purchase, then such other Additional Holder(s) (other than Wheels Up or any of its Affiliates) may join with the purchasing Additional Holder to purchase all, but not less than all, of the Class A-1 Loans pro rata based on the pro rata amounts of the Additional Obligations held by each such Additional Junior Holder and (B) upon consummation of such purchase no other Additional Junior Holder shall have a right to purchase the Loans pursuant to this Section 6.12(a) during the continuance of such Bankruptcy Event. The Facility Agent shall promptly deliver a copy of each Purchase Option Notice to the Lenders, the Borrower, and Wheels Up.

(b)            On the applicable Class A Purchase Date, the Class A-1 Lenders shall transfer (in accordance with Section 8.1) their Class A-1 Loans to the Class A Purchasers upon the tender to them of the purchase price described in this Section 6.12, provided that if any Class A-1 Lender does not present its Class A-1 Loans for transfer, such Class A-1 Loans shall be deemed to have been converted into a right to payment of the foregoing purchase price, without interest, and the Class A Purchasers shall be treated as the lenders of such Class A-1 Loans as and from such Class A Purchase Date. If any Class A Purchaser fails to consummate the purchase of the Class A-1 Loans, such Class A Purchaser shall be deemed to have irrevocably waived its rights to purchase the Class A-1 Loans, and, if there are multiple Class A Purchasers, the remaining Class A Purchasers must tender the purchase price allocable to the portion of the Class A-1 Loans allocable to such defaulting Class A Purchaser, in such manner as they shall agree, or all such remaining Class A Purchasers shall be deemed to have cancelled the purchase of the Class A-1 Loans pursuant to such Purchase Option Notice. Any transfer of Class A-1 Loans pursuant to this Section 6.12 shall be subject to the other transfer restrictions and requirements for the Class A-1 Loans set forth in this Agreement.

(c)            The purchase price with respect to the Class A-1 Loans shall be equal to the Outstanding Principal Balance of the Class A-1 Loans, all accrued and unpaid interest thereon, any Commitment Fees, Breakage Amounts and Increased Cost Amounts due and owing and all other amounts due to the Lenders under this Agreement, the Intercreditor Agreement, any Note held as the property of the Borrower or the Indenture, Participation Agreement and the Security Documents or on or in respect of the Class A-1 Loans; provided, however, that if such purchase occurs after the Record Date relating to any Distribution Date, such purchase price shall be reduced by the amount to be distributed hereunder on such related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Lenders as of such Record Date); provided, further, that no such purchase of Class A-1 Loans pursuant to this Section 6.12 shall be effective unless the purchaser(s) shall certify to the Facility Agent that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement, the applicable Additional Trust Agreement (if any) or the applicable Refinancing Trust Agreement (as the case may be), and the Intercreditor Agreement, all of the Class A-1 Loans, and, if applicable, the Additional Obligations that rank senior to the Additional Obligations held by the purchasing Additional Holder(s) and, if applicable, the Refinancing Obligations that are senior to the securities held by such purchaser(s) (as the case may be). Each payment of the purchase price of the Class A-1 Loans referred to in the first sentence of this paragraph shall be made to an account or accounts designated by the Facility Agent and each such purchase shall be subject to the terms of this Section 6.12. Each Lender agrees by the making of its Loans that it will, upon payment from such Additional Holder(s) or Refinancing Holder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except as to its own acts) all of the right, title, interest and obligation of such Lender in this Agreement, the Intercreditor Agreement, the Purchase Agreement, the Note Documents and all Loans made by such Lender (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser(s) shall assume all of such Lender’s obligations under this Agreement, the Intercreditor Agreement, the Purchase Agreement, the Note Documents and all such Loans. The Loans will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of any Lender to deliver any Assignment and Acceptance and, upon such a purchase, the selling Lender shall have no further rights with respect to such Loans. All charges and expenses in connection with the issuance of any such new Loans shall be borne by the purchaser(s) thereof.

6.13.            Redemption of Loans upon Exercise of Change of Control Put. Upon any Lender exercising its right to require Wheels Up (or its Affiliates) to redeem its Loans upon a Change of Control (as defined in the Purchase Agreement), the Loans so purchased shall be automatically deemed no longer outstanding for purposes of this Agreement.

ARTICLE VII
The Facility Agent; THE
registrar and the Security TrusteeS

7.1.            Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes (i) the Facility Agent to act as its Facility Agent and Registrar under this Agreement, the Security Agreements and the other Operative Agreements, and the Security Trustee to act as its Security Trustee under the Security Agreements, with such powers and discretion as are specifically delegated to the Facility Agent, the Registrar or the Security Trustee (as applicable) by the terms of this Agreement, the Security Agreements and the respective Operative Agreements to which such person is a party, together with such other powers as are reasonably incidental thereto and to take instructions and directions from the Majority Lenders and any other Person pursuant to, and solely to the extent set forth in, this Agreement, the Security Agreements and the other Operative Agreements. The Facility Agent (which term as used in this sentence and the first sentence of Section 7.6 shall include its Affiliates and its own and its Affiliates’ officers, directors, employees and agents; provided that nothing in this Section 7.1 shall limit any responsibility, liability, obligation or duty of any such Person in its capacity as Security Trustee, or any other role other than as Facility Agent):

(a)            is acting for the benefit of the Lenders and whenever any consent, discretion, request, determination, calculation, satisfaction, approval or other action of the Facility Agent is contemplated in any Financing Agreement, the Facility Agent is only acting and will only act, or refrain from acting, in accordance with the instructions of the Lenders or Majority Lenders (or their counsel), as the case may be, or otherwise in accordance with the terms and provisions of this Agreement, and not on its own discretion, and the Facility Agent shall be under no obligation to act until such time as it receives instructions of the Lenders or Majority Lenders (or their counsel), as the case may be;

(b)            shall not have any duties or responsibilities except those expressly set forth in the Operative Agreements (no duties shall be implied) and shall not be a trustee or fiduciary for any Lender;

(c)            shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made by any Person other than the Facility Agent in or in connection with any Operative Agreement or any certificate or other document referred to or provided for in, or received by any of them under, any Operative Agreement, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Operative Agreement, or any other document referred to or provided for therein or for any failure by the Borrower or any other Person to perform any of its obligations thereunder;

(d)            shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by the Borrower or any other Person or the satisfaction of any condition or to inspect the property (including the books and records) of the Borrower or any of its Affiliates;

(e)            except as provided in this Agreement, shall not be responsible for maintaining the Register or any other record of Lenders or regulatory reporting with respect to the Lenders, including but not limited to, reporting under the Federal Reserve’s Shared National Credits program;

(f)            shall not be required to initiate or conduct any litigation or collection proceedings under any Operative Agreement except at the direction of the Majority Lenders in accordance with the Operative Agreements;

(g)            shall not be liable for any action taken or not taken by it (i) with the consent or at the direction or request of the Majority Lenders (or such other instructing group of Lenders as is otherwise indicated in accordance with any provision of the Operative Agreements), as applicable, or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction, which determination is no longer subject to appeal or review;

(h)            shall incur no liability nor be responsible to any Person for delays or failures in performance resulting from acts beyond its control that significantly and adversely affect the Facility Agent’s ability to perform with respect to this Agreement or the other Operative Agreements. Such acts shall include, but not be limited to, acts of God, strikes, work stoppages, acts of terrorism, civil or military disturbances, nuclear or natural catastrophes, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility;

(i)            shall in no event be liable for any special, indirect, punitive, incidental or consequential loss or damage of any nature whatsoever (including, but not limited to, lost profits) arising from any act or omission of the Facility Agent, whether or not the possibility of such damage was disclosed to, or could have been reasonably foreseen by, the Facility Agent and regardless of the form of action;

(j)            shall have no obligation to determine whether any conditions precedent to making any Loan have been satisfied;

(k)            shall have no duty to monitor the effectiveness or perfection of any security interest in the Collateral or the performance of the Borrower or any other party to the Financing Agreements nor shall have any liability in connection with non-compliance by the Borrower with any statutory or regulatory requirements related to the Collateral (including no responsibility to file UCC continuation statements);

(l)            may refuse to perform any duty or exercise any right or power unless it shall first receive indemnity or pre-funding satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power;

(m)            shall not make or be deemed to have made any representations or warranties with respect to any Aircraft or the validity or sufficiency of any assignment or other disposition of any Aircraft;

(n)            shall not be liable for any error of judgment reasonably made in good faith by an officer or officers of the Facility Agent, unless the Facility Agent was grossly negligent in making such judgment (as determined by a court of competent jurisdiction pursuant to a non-appealable final order or judgment);

(o)            shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Operative Agreement, except for its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction pursuant to a non-appealable final order or judgment);

(p)            shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Facility Agent to perform, or be responsible or liable for the manner of performance of, any obligations of the Borrower under this Agreement or any of the Financing Agreements; and

(q)            shall not be required to take any action not in accordance with Applicable Law, and shall not be liable for any action that it omits to take in good faith that it reasonably believes (based on the advice of counsel) is not in accordance with Applicable Law.

Any discretionary power or permissive right of the Facility Agent shall not be deemed to be or, otherwise construed as, an obligation. The Facility Agent may employ agents and attorneys-in-fact and shall not be responsible for the supervision or negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Any Person into which the Facility Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Facility Agent shall be a party, or any Person succeeding to the business of the Facility Agent, shall be the successor of the Facility Agent under this Agreement and the other Operative Agreements, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

7.2.            Reliance by Facility Agent. The Facility Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or facsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for the Borrower), independent accountants, and other experts selected by the Facility Agent. As to any matters not expressly provided for by this Agreement, the Security Agreements or the Operative Agreements, the Facility Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders (or such other instructing group of Lenders as is otherwise indicated in accordance with any provision of the Operative Agreements), as applicable, and such instructions shall be binding on all of the Lenders; provided, however, that the Facility Agent shall not be required to take any action that exposes the Facility Agent to personal liability or that is contrary to any Operative Agreement or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action. The Facility Agent shall rely on the Register as provided in Section 8.6.

7.3.            Defaults. The Facility Agent shall not be deemed to have knowledge or notice of any event, report, information or the occurrence of a Default or Event of Default unless a Responsible Officer of the Facility Agent has received Written Notice from a Lender, the Borrower or any party to the Indenture specifying such Default or Event of Default and stating that such notice is a “Notice of Default”. In the event that the Facility Agent receives such a notice of the occurrence of a Default or Event of Default, the Facility Agent shall give prompt notice thereof to the Lenders. The Facility Agent shall (subject to Section 7.2) instruct the Security Trustee under the Security Agreements, or (subject to the provisions of the other Operative Agreements) take such action with respect to such Default or Event of Default as shall be directed by the Majority Lenders, provided that, unless and until the Facility Agent shall have received such directions, the Facility Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders. The information actually known by Facility Agent shall not be attributed or imputed to such Facility Agent acting in any other capacity, or to any Affiliate, line of business, subsidiary or other division of Facility Agent, and information actually known by Facility Agent, acting in any capacity other than as Facility Agent hereunder, shall not be attributed or imputed to the Facility Agent.

7.4.            Security Trustee. The Lenders agree to the terms and conditions of the Security Agreements, including without limitation the provisions therein with respect to the Security Trustee’s scope of responsibilities, liabilities, protections, and indemnities, and with respect to the subordination of claims (including, without limitation, pursuant to Article VI of the Intercreditor Agreement).

7.5.            [Reserved].

7.6.            Rights as Lender. With respect to its Commitment and the Loans made by it, if any, the Facility Agent in its capacity as a Lender hereunder, if applicable, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Facility Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Facility Agent in its individual capacity, if applicable. The Facility Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with the Borrower or any of its Affiliates as if it were not acting as Facility Agent, and the Facility Agent and its Affiliates may accept fees and other consideration from the Borrower or any of its Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

7.7.            [Reserved].

7.8.            Non-Reliance on Facility Agent, Security Trustee, Arranger, Structuring Agent and Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Facility Agent, the Arranger, the Structuring Agent or any other Lender or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Facility Agent, the Arranger, the Structuring Agent or any other Lender or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, is experienced in making, acquiring or holding such commercial loans. Each Lender acknowledges that the information it received in connection with the making, and holding, of its Loans hereunder was prepared by Wheels Up and the Guarantor and none of the Facility Agent, Security Trustee, Arranger, Structuring Agent or any other Lender has any responsibility for the accuracy or completeness of such information.

7.9.            Resignation of Facility Agent and Security Trustee.

(a)            The Facility Agent or Security Trustee or any successor thereto may resign at any time without cause by giving at least 30 days’ prior written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the acceptance of appointment of a successor Facility Agent or Security Trustee pursuant to this Section 7.9. In addition, the Majority Lenders may at any time (but only with the consent of the Borrower, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if a Note Event of Default is continuing) remove the Facility Agent or Security Trustee without cause by an instrument in writing delivered to the Borrower, the Facility Agent and the Security Trustee, and the Facility Agent or Security Trustee, as applicable, shall promptly notify each Lender thereof in writing, such removal to be effective upon the acceptance of the appointment of a successor Facility Agent or Security Trustee pursuant to this Section 7.9. In the case of the resignation or removal of the Facility Agent or Security Trustee, the Majority Lenders may appoint a successor Facility Agent or Security Trustee by an instrument signed by such Majority Lenders, which successor, so long as no Note Event of Default shall have occurred and be continuing, shall be subject to Borrower’s reasonable approval. If a successor Facility Agent or Security Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Security Trustee, Facility Agent, Borrower or any Lender may apply to any court of competent jurisdiction to appoint a successor Facility Agent or Security Trustee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Facility Agent or Security Trustee so appointed by such court shall immediately and without further act be superseded by any successor Facility Agent or Security Trustee appointed as above provided.

(b)            Any successor Facility Agent or Security Trustee, however appointed, shall execute and deliver to the Borrower and the predecessor Facility Agent or Security Trustee an instrument accepting such appointment and assuming the obligations of the Facility Agent or Security Trustee arising from and after the time of such appointment, and thereupon such successor Facility Agent or Security Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Facility Agent or Security Trustee hereunder applicable to it with like effect as if originally named the Facility Agent or Security Trustee herein; but nevertheless upon the written request of such successor Facility Agent or Security Trustee, such predecessor Facility Agent or Security Trustee shall execute and deliver an instrument transferring to such successor Facility Agent or Security Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Facility Agent or Security Trustee, and such predecessor Facility Agent or Security Trustee shall duly assign, transfer, deliver and pay over to such successor Facility Agent or Security Trustee all monies or other property then held by such predecessor Mortgagee hereunder.

(c)            Any successor Facility Agent or Security Trustee, however appointed, shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York; Chicago, Illinois; Hartford, Connecticut; Wilmington, Delaware; or Boston, Massachusetts and having (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity having)  a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Facility Agent or Security Trustee hereunder upon reasonable or customary terms.

(d)            Any corporation into which the Facility Agent or Security Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Facility Agent or Security Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Facility Agent or Security Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section 9.01, be a successor Facility Agent or Security Trustee and the Facility Agent or Security Trustee under this Agreement without further act.

(e)            The Borrower consents to any change in the identity of the Facility Agent or Security Trustee on the International Registry occasioned by provisions of this Section 9.01, and if required by the International Registry to reflect such change, will provide its consent thereto.

7.10.         [Reserved].

7.11.         Registrar.

(a)            With respect to the Loans, the Facility Agent, acting solely for this purpose as non-fiduciary agent of the Borrower, shall maintain an office or agency, where the Loans may be presented or surrendered for registration of transfer or for exchange (the “Registrar”) and where notices and demands in respect of the payment of Loans may be served. The Borrower shall cause the Registrar of Loans to keep a register for the Loans and of their transfer (the “Register”). Written Notice of the location of each such office or agency and of any change of location thereof shall be given by the Facility Agent to the Borrower. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served on the Facility Agent at the Principal Office. A copy of the Register for the Loans shall be available to the Borrower within two (2) Business Days of such Person’s reasonable request.

(b)            The Registrar shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States, any state or territory thereof or the District of Columbia, with a combined capital and surplus of at least $250,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of Luxembourg, the Cayman Islands or of the United States, any state or territory thereof or the District of Columbia and having a combined capital and surplus of at least $250,000,000) and shall be authorized under the laws of Luxembourg, the Cayman Islands or the United States, any state or territory thereof or the District of Columbia to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Facility Agent shall initially be the Registrar hereunder with respect to the Loans. No changes to the Register are permitted after Record Date.

(c)            The Registrar may at any time resign by giving Written Notice of resignation to the Facility Agent, the Lenders and the Borrower. The Borrower may, and at the request of the Facility Agent shall, at any time terminate the appointment of the Registrar by giving Written Notice of termination to the Registrar, the Lenders and to the Facility Agent. Upon the resignation or termination of the Registrar (when no other Registrar performing the functions of the Registrar shall have been appointed by the Facility Agent), the Borrower shall promptly appoint one or more qualified successor Registrars, reasonably satisfactory to the Facility Agent and the Lenders to perform the functions of the Registrar. The Borrower shall give Written Notice of any such appointment made by it to the Facility Agent; and the Facility Agent shall mail notice of such appointment to all Lenders as their names and addresses appear on the Register for the Loans.

7.12.          Actions under the Operative Agreements.

(a)            The Facility Agent and the Lenders agree that:

(i)            the Facility Agent shall not, and shall not be required to, give any direction (written or otherwise) to the Security Trustee under the Purchase Agreement without the prior written instruction of the Majority Lenders; and

(ii)            in making any demand for payment as contemplated by the Purchase Agreement, the Facility Agent shall adhere always to the written directions of the Majority Lenders.

(b)            The Borrower covenants and agrees that it shall not: (i) consent (in its capacity as holder of Notes) to the removal of, or take any action to remove, the Security Trustee under the Purchase Agreement; or (ii) appoint any successor Security Trustee under the Purchase Agreement, in each case without the prior written approval of the Facility Agent (acting in accordance with the direction of the Majority Lenders).

(c)            The Borrower (in its capacity as holder of Notes) covenants and agrees that it shall not provide any consent or grant any waiver in respect of any Operative Agreement without the prior written instruction of the Facility Agent (acting in accordance with the directions of such group of Lenders as is required with respect to such matter in this Section 7.12 or Section 8.6, as applicable or, if not otherwise so specified, in accordance with the direction of the Majority Lenders).

(d)            In the event that the Facility Agent receives a request for the giving of any notice or for its consent to any amendment, supplement, modification, consent or waiver under any Operative Agreement (or from the Borrower pursuant to Section 7.12(c)), the Facility Agent shall request direction from the group of Lenders as is required with respect to such matter in this Section 7.12 or Section 8.6, as applicable or, if not otherwise so specified, in accordance with the direction of the Majority Lenders, and shall act in accordance with such direction of such applicable group of Lenders.

(e)            The Borrower agrees that, except upon the instructions of Wheels Up but subject to the final sentence of this Section 7.12(e), it will not exercise any election, option or other right under, or make any decision or determination under or give any notice, direction, consent, waiver or approval under or in respect of this Agreement. Without limiting the foregoing, the Borrower agrees that upon receipt of any “Closing Notice” under the Purchase Agreement it shall execute and deliver a Notice of Borrowing in respect of the Equipment Notes described in such Closing Notice, in the form furnished to it by Wheels Up. This Section 7.12(e) shall not prejudice Section 5.2(a) (including without limitation the third sentence thereof) in any manner and in the event of any inconsistency between Section 5.2(a) and this Section 7.12(e), the terms of Section 5.2(a) shall prevail.

7.13.         Reports. The Facility Agent shall provide a copy to each Lender and its Designated Representative (if applicable) of each report (including any budget or other written information required to be delivered by the by the Borrower or Wheels Up) received by it pursuant to the Operative Agreements. Each such copy shall be provided in accordance with Section 8.2.

7.14.         Erroneous Payments.

(a)            If the Facility Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Facility Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Facility Agent) received by such Payment Recipient from the Facility Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Facility Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within five (5) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Facility Agent pending its return or repayment as contemplated below in this Section 7.14 and held in trust for the benefit of the Facility Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Facility Agent may, in its sole discretion, specify in writing), return to the Facility Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Facility Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Facility Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Facility Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Facility Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)            it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Facility Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Facility Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Facility Agent pursuant to this Section 7.14(b).

For the avoidance of doubt, the failure to deliver a notice to the Facility Agent pursuant to this Section 7.14(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 7.14(a) or on whether or not an Erroneous Payment has been made.

(c)            Each Lender hereby authorizes the Facility Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Facility Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Facility Agent has demanded to be returned under immediately preceding clause (a).

(d)            The parties hereto agree that (x) irrespective of whether the Facility Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Facility Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations (as defined in the Intercreditor Agreement) owed by the Borrower; provided that this Section 7.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Facility Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Facility Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations.

(e)            To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Facility Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 7.14 shall survive the resignation or replacement of the Facility Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the applicable Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE VIII
Miscellaneous

8.1.            Assignments and Participations. (a)  Each Lender may, without the consent of the Borrower or any other Person except as provided in subclauses (vii) and (ix) below, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans or Commitment); provided, however, that

(i)            except in the case of an assignment to another Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $500,000 or an integral multiple of $1,000 in excess thereof; provided that no minimum shall apply if a Default or an Event of Default has occurred and is continuing at the time of such partial assignment;

(ii)            each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement;

(iii)            the parties to such assignment shall execute and deliver to the Facility Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, and any administrative information and items requested by the Facility Agent;

(iv)            the assignee shall execute and deliver to the Facility Agent any tax form and certification required to be provided, and a copy (or original if required) thereof shall be provided to the Borrower and the Security Trustee;

(v)            the assignee shall be either a commercial bank or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (or an eligible Lender of a type approved by the Borrower on or prior to the Closing Date);

(vi)            the Borrower shall not incur any greater expense or liabilities under or in respect of the Operative Agreements (including, without limitation, any indemnities, increased costs and indemnified taxes) than it would have incurred had such assignment not taken place, in each case measured on the date of such assignment;

(vii)            unless (x) a Note Event of Default has occurred and is continuing and (y) Delta is in breach of the Delta Loan Transfer Agreement, any assignment to a Competitor or an Affiliate of a Competitor shall require the written consent of Wheels Up and Delta (and any attempted assignment to a Competitor or an Affiliate of a Competitor without such consent shall be null and void);

(viii)            if the assignee is Wheels Up or any Affiliate thereof, the assigned Loans shall have been acquired in accordance with Section 8.3(b); and

(ix)            in the case of any assignment during the Availability Period, the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Note Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender or an Affiliate.

Upon execution, delivery and acceptance of such Assignment and Acceptance and the registration of such transfer of the Loan in the Register, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement.

(b)            The Facility Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and provide a copy thereof to the Security Trustee. The Registrar shall maintain a register for the recordation of the names and addresses of the Lenders and the portion of the Outstanding Principal Balance of (and stated interest on) the Loans owing to, each Lender from time to time, in accordance with Section 7.11. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Security Trustee, the Facility Agent and the Lenders and any other Person may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and each Operative Agreement. The Register shall be available for inspection by the Borrower, the Security Trustee, the Facility Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c)            Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any administrative information and items requested by it and the required tax forms and certifications from the assignee, the Facility Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, the administrative information and items requested by it are complete and the tax forms appear to be in compliance with any applicable law, (i) accept such Assignment and Acceptance, (ii) notify the Registrar of the information contained therein to be noted in the Register and instruct the Registrar to record such transfer and (iii) give prompt notice thereof to the parties thereto and to the Security Trustee and provide copies of such items to the Security Trustee. In registering any transfer of a Loan upon the instructions of the Facility Agent, notwithstanding anything to the contrary in any Operative Agreement, each of the Facility Agent and the Registrar shall conclusively rely on the representations, certifications, consents and other information provided to it by the assignor Lender and assignee Lender and the Borrower (including, without limitation, with respect to the conditions to transfer required pursuant to Section 8.1(a)(v) and 8.1(a)(vi)), shall have no duty to inquire or investigate whether any such representation or certification is true, correct or complete or that any other documentation, items or information have been provided to or received by any other Person, and the Facility Agent shall conclusively rely on a copy of the Register provided to it with respect to the amount of the Loan held by the assigning Lender.

(d)            Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) subject to clause (iv) below, the participant shall be entitled to the right of set-off contained in Section 8.3, (iv) the Borrower shall not have any greater obligation to a participant than it would have had to such Lender in the absence of the existence of such participant, (v) the Borrower, the Facility Agent and the Security Trustee shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest or fees are payable on such Loans, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans, or releasing all or substantially all of the Collateral), (vi) unless (x) a Note Event of Default has occurred and is continuing and (y) Delta is in breach of the Delta Loan Transfer Agreement, any participation to a Competitor or an Affiliate of a Competitor shall require the prior written consent of Wheels Up and Delta (and any attempted participation to a Competitor or an Affiliate of a Competitor without such consent shall be null and void) and (vii) if the participant is Wheels Up or any Affiliate thereof, such participation shall be acquired in accordance with Section 8.3(b). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Facility Agent (in its capacity as Facility Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any “Operating Circular” issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder, nor result in the Federal Reserve Bank being deemed a Lender hereunder or under any other Operative Agreement (unless a Loan is assigned thereto in accordance with the transfer requirements set forth herein).

(f)            Any Lender may furnish any information concerning the Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 8.13.

8.2.            Notices. (a) All notices, demands, certificates, requests, directions, instructions and communications hereunder (“Notices”) shall be in writing and shall be effective (i) upon receipt when sent through email, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (ii) one Business Day after delivery to an overnight courier, or (iii) on the date personally delivered to an authorized officer of the party to which sent, or (iv) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

if to the Borrower, to:

Wheels Up Class A-1 Loan Trust 2024-1

c/o Wilmington Trust Company, as Trustee
1100 North Market Street

Wilmington, DE 19890-1605
United States of America

Attention: Corporate Trust Administration

Fax: (302) 636-4140

Phone: [***]

Email: ajwalker1@wilmingtontrust.com

With a copy to:

Wheels Up Partners LLC

2135 American Way

Chamblee, GA 30341
United States of America

Attention: Chief Legal Officer

Email: legal@wheelsup.com

Phone: (855) 359-8760

if to the Facility Agent, to:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, DE 19890-1605
United States of America

Attention: Corporate Trust Administration

Fax: (302) 636-4140

Phone: [***]

Email: ajwalker1@wilmingtontrust.com

if to the Security Trustee, to:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, DE 19890-1605
United States of America

Attention: Corporate Trust Administration

Fax: (302) 636-4140

Phone: [***]

Email: ajwalker1@wilmingtontrust.com

if to any Lender (or its Designated Representatives): the address(es) advised by such Lender to the Borrower, the Facility Agent and the Security Trustee in writing.

A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent.

(b)            Notwithstanding the foregoing, notices and other communications to any Lender or its Designated Representative by the Facility Agent (including any reports required to be delivered pursuant to Section 7.13) may be delivered or furnished to the Lenders and their Designated Representatives by electronic communication (including e-mail and a password protected Internet or intranet websites) pursuant to procedures approved by the Facility Agent. Each Lender understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Facility Agent (as determined by a court of competent jurisdiction pursuant to a non-appealable final order or judgment). None of the Facility Agent nor its officers, directors, employees, agents, advisors or representatives (i) warrant the accuracy, adequacy or completeness of any such electronic medium, and each expressly disclaims liability for errors or omissions in such electronic medium or (ii) provide a warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects in connection with any such electronic medium.

Without limitation of the foregoing, the Facility Agent shall promptly deliver to each Lender or its Designated Representative, any notice or any communication it receives from the Borrower or any other person for transmission to the Lenders.

8.3.            Right of Set-off; Adjustments.

(a)            Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower, the Facility Agent and the Security Trustee after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

(b)            Notwithstanding anything to the contrary herein including clause (a) above, if any Lender shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or any fees payable by or on behalf of the Borrower, Wheels Up or any Affiliate in connection with the transactions contemplated hereby (for the avoidance of doubt, including in connection with any amendments, waivers or consents), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans owing to it, or interest thereon, then such Lender shall hold such amounts for the benefit of the Facility Agent and promptly pay such amounts over to the Facility Agent for distribution to the Lenders pro rata in the proportion that each Lender’s Outstanding Principal Balance bears to the aggregate Outstanding Principal Balance of all Outstanding Loans. If Wheels Up or any Affiliate thereof shall propose to acquire any Loans or participations therein, Wheels Up (or its applicable Affiliate) shall first offer, with ten (10) Business Days’ written notice, to acquire such Loans or participations pro rata from all Lenders in accordance with their respective Outstanding Loans.

8.4.            Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and shall continue in full force and effect so long as any of obligations remain outstanding hereunder or any Lender has any Loan hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. The provisions of Sections 8.3, 8.8, 8.13, 8.14, 8.15, 8.16 and 8.21 (and any other provision that is expressly stated to so survive) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the commitments of the Lenders or the termination of this Agreement or any provision hereof. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Operative Agreements shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

8.5.            Lender Representation, Warranty and Covenant. Each Lender represents, warrants and covenants that:

(a)            it is not, and as long as it is a Lender it will not be, and any participant to whom it transferred a participation pursuant to Section 8.1(d) (each, a “Participation”) is not, and as long as it is a participant it will not be, classified for U.S. federal income tax purposes as a partnership or a Subchapter S corporation unless (A) none of the direct or indirect beneficial owners of any interest in such Person have or ever will have more than 50% of the value of its interest in such Person attributable to the aggregate interest of such Person in the combined value of the Loans or such Participation or (B) it is not and will not be a principal purpose of the arrangement involving the investment of such Person in any Loans or such Participation to permit the Borrower to satisfy the 100-partner limitation of Treasury Regulation § 1.7704-1(h)(1)(ii); and

(b)            it will not acquire, sell, market, transfer, assign, grant, participate, pledge or otherwise dispose of (in each case, a “Transfer”) any Loan or Participation (A) on or through an “established securities market,” within the meaning of Treasury Regulation § 1.7704-1(b), including without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations, (B) on or through a secondary market or the substantial equivalent thereof, within the meaning of Treasury Regulation § 1.7704-1(c) (for the avoidance of doubt, taking into account the exemption provided by Treasury Regulation § 1.7704-1(h)), or (C) if such Transfer would cause the aggregate number of Lenders and participants to be more than ninety-nine (99) Persons for purposes of the one hundred (100) partner limitation of Treasury Regulation § 1.7704-1(h)(1)(ii).

8.6.            Amendments and Waivers. This Agreement and any Operative Agreement, to the extent the Borrower (in its capacity as the Borrower or as the holder of a Note) or the Facility Agent’s consent is required to amend, supplement, modify or waive a breach of such Operative Agreement, may not be amended, supplemented or modified (nor a breach thereof waived) except in accordance with the provisions of this Section 8.6. The Lenders of a majority of the Outstanding Principal Balance of the Loans on the date of any vote of such Lenders (voting as a single class) (the “Majority Lenders”); provided that, for purposes of determining whether any Lender or Lenders constitute the “Majority Lenders” or any other required threshold hereunder, the Loans and votes of Wheels Up or any Affiliate thereof that is a Lender shall be disregarded, or, with the consent of the Majority Lenders, the Facility Agent may, from time to time, agree with the Borrower and any other applicable Person to (a) enter into written amendments, supplements or modifications hereto or thereto for the purpose of adding any provisions or changing in any manner the rights of the Lenders hereunder or under the other Operative Agreements or (b) waive, on such terms and conditions as the Majority Lenders or the Facility Agent (acting at the direction of the Majority Lenders), as the case may be, may specify in such instrument, any of the requirements of this Agreement or another Operative Agreement or any Default or Event of Default (or “Default” or “Event of Default” as defined in the Purchase Agreement) and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Note, reduce the stated rate of any interest or fee payable hereunder or under any other Operative Agreement (except that any amendment or modification of defined terms used in the financial covenants in the Purchase Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or change the place of payment where, or the coin or currency in which any Loan or Note is payable, or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 8.6 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Majority Lenders (or the definitions embedded therein), consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Operative Agreements, or release all or substantially all of the Collateral without the written consent of all Lenders; (iv) impair the right to initiate suit for the enforcement of any such payment or distribution on or after the Payment Date or Distribution Date applicable thereto or alter the priority of distributions specified in any Operative Agreement in a manner materially adverse to the interests of any Lender without the written consent of such Lender, (v) amend, modify or waive any provision of Section 8.3(b) without the consent of each Lender; (vi) amend, modify or waive any provision of Article VI without the written consent of the Facility Agent; (vii) amend or modify the definitions of “Commitment Fees”, “Breakage Amounts” or “Increased Cost Amounts” without the consent of each Lender; or (viii) amend, modify or waive any provision of an Operative Agreement in a manner that could reasonably be expected to increase, decrease or otherwise affect the rights or obligations of Wheels Up without the consent of Wheels Up. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Facility Agent, the other parties to the Operative Agreements and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders, the Facility Agent and the other parties to the Operative Agreements shall be restored to their former position and rights hereunder and under the other Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding anything to the contrary contained in this Agreement, no amendment, waiver, supplement or modification pursuant to this Agreement or the Borrower Security Agreement shall be entered into (a) without the prior written consent of Wheels Up or (b) if it could affect the rights, protections, immunities, indemnities, duties or obligations of the Facility Agent or the Security Trustee without the prior written consent of the Facility Agent or the Security Trustee, as applicable.

For avoidance of doubt, to the extent the Purchase Agreement or other Financing Agreement refers to a requirement for the consent of a portion or all holders of Notes of a particular series, so long as the Borrower holds Notes, neither the Borrower nor the Facility Agent shall provide any such consent without first obtaining the consent of the Majority Lenders.

No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender’s or the Facility Agent’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

In order to determine the identity and holdings of each Lender for purposes of determining whether it has received instructions from the requisite Lenders for any purpose under the Operative Agreements, the Facility Agent shall conclusively rely on a copy of the Register provided to it, and shall apply the rules relating to Directions set forth in Sections 1.3(a) and (b).

8.7.            Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart. Delivery of an executed counterpart of a signature page of this Agreement in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents including any Assignment and Acceptance shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

8.8.            Return of Funds. If after receipt of any payment of all or any part of the obligations hereunder, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Facility Agent or such Lender harmless for, the amount of such payment surrendered until the Facility Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Facility Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Facility Agent or the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

8.9.            [Reserved].

8.10.          Severability. If any provision of this Agreement or the other Operative Agreements shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof and thereof shall remain effective and binding on the parties hereto.

8.11.         Entire Agreement. This Agreement, together with the other Operative Agreements, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, and other communications between or among the parties, both oral and written, with respect thereto.

8.12.         Payments. (a) All principal, interest and other amounts to be paid by the Borrower under this Agreement and the other Operative Agreements shall be paid in immediately available funds, without setoff, deduction or counterclaim. Whenever any payment under this Agreement or any other Operative Agreement shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

(b)            In the event the Borrower (or Wheels Up or any other Person on the Borrower’s behalf) makes any payment in respect of any obligation the Borrower has hereunder or under any other Financing Agreement (as defined in any of this Agreement) to indemnify, reimburse or otherwise be responsible for a cost, expense, fee or other loss or liability, and such indemnity, reimbursement or other payment would not be required hereunder or under such other document if it is determined by a court of competent jurisdiction pursuant to a non-appealable final order or judgment that such Person incurred such cost, expense, fee or other loss or liability with gross negligence, willful misconduct, bad faith (in each case if such standard is expressly provided herein or in such other document) or otherwise the applicable standard of care or other condition to such indemnification, reimbursement or other payment expressly set forth herein or in such document was not met by the applicable Person, then if such order or judgment is obtained, such Person who received the benefit pursuant hereto or such other document of such indemnity, reimbursement or other payment shall reimburse such amount to the Borrower (or such other payor).

8.13.            Confidentiality. The Facility Agent and each Lender (each, a “Lending Party”) agrees to keep confidential any information furnished or made available to it by the Borrower, any Issuer Group Member pursuant to or in connection with this Agreement or the other Operative Agreements; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, the Facility Agent, or any officer, director, employee, independent or internal auditor, investment manager, agent or attorney of such Lending Party, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) pursuant to any subpoena, civil investigative demand or similar demand or request, or upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Operative Agreement, (i) subject to provisions substantially similar to those contained in this Section 8.13, to any actual or proposed permitted participant or permitted assignee or any swap or derivatives counterparty or credit insurance provider or any direct or indirect provider of any financing through the Lender relating to the Loans and (j) any other disclosure authorized in writing by the Borrower.

8.14.            Governing Law; Waiver of Jury Trial.

(a)            THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS.

(b)            Each of the parties hereto agrees that the Supreme Court of the State of New York sitting in the Borough of Manhattan, and the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection which it might now or hereafter have to such United States federal or New York State courts being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum. The Borrower agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered to it in connection with any suit, action or proceeding in any such New York State or federal court to Wheels Up Partners LLC, with an office on the date hereof at 601 West 26th Street, Suite 900, New York, NY 10001; Attn: Chief Legal Officer, and the Borrower hereby appoints Wheels Up Partners LLC as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf such service of legal process. Each of the Facility Agent and the Security Trustee hereby consents to receive any such service of process directly at the address determined for such party pursuant to Section 8.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c)            The submission to the jurisdiction of the courts referred to in Section 8.14(b) shall not (and shall not be construed so as to) limit the right of the Facility Agent to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(d)            Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

(e)            IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY OPERATIVE AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE PARTIES HERETO HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

8.15.            Judgment Currency.

(a)            To the extent permitted by applicable law, if for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in United States Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be determined in accordance with Section 8.15(b) on the Business Day preceding that on which final judgment is given.

(b)            To the extent permitted by applicable law, the obligation of the Borrower in respect of any sum due in United States Dollars from it to any Lender or the Facility Agent hereunder shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender or the Facility Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Facility Agent (as the case may be) may in accordance with normal banking procedures purchase United States Dollars with such other currency; if the United States Dollars so purchased are less than such sum due to such Lender or the Facility Agent (as the case may be) in United States Dollars, the Borrower agrees, to the extent permitted by applicable law, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Facility Agent (as the case may be) against such loss, and if the United States Dollars so purchased exceed such sum due to any Lender or the Facility Agent (as the case may be) in United States Dollars, such Lender or the Facility Agent (as the case may be) agrees to remit to the Borrower such excess.

8.16.            Fiduciary Duty. Each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, the Issuer Group Members, Delta, and their respective Affiliates. The Borrower agrees that nothing in the Operative Agreements or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, the Issuer Group Members, Delta or their respective Affiliates, on the other hand. The Borrower (and the Issuer Group Members and Delta by entering into the Operative Agreements to which they are parties) acknowledges and agrees that (i) the transactions contemplated by the Operative Agreements (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, the Issuer Group Members and Delta, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, any Issuer Group Member, Delta or any of their respective Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, an Issuer Group Member, Delta or any of their Affiliates on other matters) or any other obligation to the Borrower, the Issuer Group Members, Delta or their respective Affiliates except the obligations expressly set forth in the Operative Agreements and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, the Issuer Group Members, Delta, their respective Affiliates, creditors or any other Person. The Borrower (and the Issuer Group Members and Delta by entering into the Operative Agreements to which they are parties) acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower (and the Issuer Group Members and Delta by entering into the Operative Agreements to which they are parties) agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, the Issuer Group Members, Delta or their respective Affiliates, in connection with such transaction or the process leading thereto.

8.17.            USA Patriot Act. Each Lender, the Facility Agent and Security Trustee hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, the Facility Agent and Security Trustee to identify the Borrower in accordance with the Act.

8.18.            Third-Party Beneficiary. Each of the Arranger and the Structuring Agent shall be a third-party beneficiary of this Agreement. In addition, any Additional Holder shall be a third-party beneficiary of Section 6.12 hereof and no amendment or modification to such Section shall be effective as to any such holder without its consent.

8.19.            Qualified Lender. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in Loans or upon succeeding to an interest in Loans, as the case may be, represents and warrants as of the Closing Date or the effective date of the applicable Assignment and Acceptance (as applicable) (which representation and warranty shall survive the delivery of Loan Agreement or Assignment and Acceptance, as applicable) that it is either a commercial bank or a “qualified institutional buyer”, as defined in Rule 144A under the Securities Act (or such alternative representation as reflected in an Assignment and Acceptance in the form approved by the Borrower prior to the Closing Date). The Facility Agent and the Security Trustee shall be entitled to rely conclusively on each representation by a Lender hereunder (including this Section 8.19), under or in connection with any Assignment and Acceptance or in any other Operative Agreements, without further independent investigation of any kind.

8.20.            Limited Recourse; Non-Petition. Notwithstanding any other provision of this Agreement or any Operative Agreement, the obligations of the Borrower to make any payments under this Agreement, the Loans or any Operative Agreement shall be equal to the nominal amount of each payment or, if less, the actual amount received or recovered from time to time by or on behalf of the Borrower which consists of funds which are entitled to be applied by the Borrower in making such payment in accordance with the Operative Agreements from the Collateral, including the proceeds of any contingent claims that are included in the Collateral, and no party hereto will have further recourse to the Borrower in respect of such obligations beyond its rights under this Agreement and the Operative Agreements. On enforcement of the Operative Agreements, after realization of the Collateral, including liquidation of any contingent claims that are included in the Collateral, and distribution of all proceeds of the Collateral, including the proceeds of any such contingent claims, in accordance with the Operative Agreements, none of the parties hereto or to any Operative Agreement may take any further steps against the Borrower or against any shareholder, director or officer of the Borrower in respect of such obligations. No party hereto will, and each Lender agrees that it will not, until the expiry of one year and one day after the payment of all sums outstanding and owing under the latest maturing Loan, take any corporate action or other steps or legal proceedings for the winding-up, dissolution or re-organization or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of the Borrower, or against any of the revenues and assets of the Borrower.

8.21.            Contractual Recognition of Bail-In. Notwithstanding anything to the contrary in any Financing Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of` any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Agreement; or

(iii)            the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

8.22.            Restructuring. The parties hereto agree that, if any Restructuring Event has occurred and is continuing, each party will negotiate in good faith with the view to taking action and restructuring the transactions contemplated by the Loan Documents in order to effectively cure such Restructuring Event or to so restructure such transactions so as to effectively provide to the parties hereto the benefits intended to be provided to them in respect of such transactions. Wheels Up shall pay on demand all of the reasonable legal fees and expenses of the Lenders and other parties hereto, as well as its own, in connection with this Section. As used herein, “Restructuring Event” means an Event of Default (other than under Section 6.1(a) or (b) hereof) has occurred and is continuing hereunder, but there is no Note Event of Default then continuing.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

WHEELS UP CLASS A-1 LOAN TRUST 2024-1

By:	Wilmington Trust, National Association, as Trustee

By:	/s/ Andrew Walker
	Name:	Andrew Walker
	Title:	Assistant Vice President

[Signature Page – Class A-1 Loan Agreement]

Wilmington Trust, National Association, not in its individual capacity but solely as Security Trustee and as Facility Agent

By:	/s/ Andrew Walker
	Name:	Andrew Walker
	Title:	Assistant Vice President

[Signature Page – Class A-1 Loan Agreement]

Bank of America, N.A., as a Lender

By:	/s/ Bradley Sohl
	Name:	Bradley Sohl
	Title:	Managing Director

[Signature Page – Class A-1 Loan Agreement]

EXHIBIT A

Applicable Commitment Percentages

Loans

Lender	Applicable Commitment Percentage
Bank of America, N.A.	100%
Total	100.00%

EXHIBIT B

Form of Assignment and Acceptance

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] 2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

4.	Administrative Agent: ______________________, as the administrative agent under the Credit Agreement

5.	Credit Agreement: [The [amount] Credit Agreement dated as of _______ among [name of Borrower(s)], the Lenders parties thereto, the Issuing Banks parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ___________________][10]

[Page break]

5 List each Assignor, as appropriate.

6 List each Assignee, as appropriate.

7 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption.

8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11]
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][12]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]13 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By: _________________________________

Title:

11 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

12 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

13 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to:]14

[NAME OF RELEVANT PARTY]

By: ________________________________

Title:

14 To be added only if the consent of the Borrower or other parties (e.g., Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

ANNEX 1

[__________________]15

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.            Representations and Warranties.

1.1            Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) it assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document16, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents [or any collateral thereunder], (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2            Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement (subject to such consents, if any, as may be required thereunder)17, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received from [Wheels Up] a copy of the Credit Agreement and the other Operative Agreements, and has received or has been accorded the opportunity to receive copies of the most recent financial statements of [Wheels Up], and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest (and acknowledges and agrees that none of the Administrative Agent, [the][any] Assignor or any other Lender have, and none of their affiliates (in any capacity) or any of their respective officers, agents, employees and representatives have, verified the information contained therein and none of them make any representation or warranty as to the accuracy or completeness of such information), (vi) it has, independently and without reliance upon the Administrative Agent, [the][any] Assignor, any other Lender, any of their affiliates (in any capacity) or any of their respective officers, agents, employees and representatives, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor, any other Lender, any of their affiliates or any of their respective officers, agents, employees and representatives, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

15 Describe Credit Agreement at option of Administrative Agent.

16 The term “Loan Document” should be conformed to that used in the Credit Agreement.

17 [By confirming that it meets all the requirements to be an assignee under the Successors and Assigns provision of the Credit Agreement, the assignee is also confirming that it is not a Disqualified Institution (see section (f) of the Successors and Assigns provision).]

2.            Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts that have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts that have accrued from and after the Effective Date.18 Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.            General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto, their respective affiliates and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York [confirm that choice of law provision parallels the Credit Agreement].

18 The Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate:

“From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

EXHIBIT C

Form of Borrowing Notice

Wilmington Trust, National Association, as the Facility Agent

[Date]

Ladies and Gentlemen:

Reference is made to the Class A Revolving Loan Agreement, to be dated as of November 13, 2024, among Wheels Up Class A-1 Loan Trust 2024-1, as the Borrower (the “Borrower”), Wilmington Trust, National Association, as the Facility Agent (the “Facility Agent”) and not in its individual capacity but solely as the Security Trustee (the “Security Trustee”), and the Lenders from time to time party thereto (the “Loan Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.

Pursuant to Section 2.1(b) of the Loan Agreement, the Borrower hereby requests that Loans be advanced by the Lenders on ___________, 202___ (the “Funding Date”) in the aggregate principal amount of $[--------------] to be disbursed to the following account:

[__]

Description of the Aircraft being financed on the Funding Date:

[__]

Very truly yours,

[Wheels Up Class A-1 Loan Trust 2024-1]

By:
Name:
Title:

EXHIBIT D

FORM OF PURCHASE OPTION NOTICE

Sent via certified mail

[DATE]

From:

(the “Class [___] Holder(s)”)

To:	Wilmington Trust, National Association, as Facility Agent
1100 North Market Street
Wilmington, DE 19890-1605
United States of America
Attention: Corporate Trust Administration
Fax: (302) 636-4140
Phone: (302) 636-6712
Email: ajwalker1@wilmingtontrust.com

(the “Facility Agent”)

Re:	Purchase of the Class A-1 Loans

The Class [__] Holder(s), as the Class A Purchaser(s), hereby give irrevocable notice that the Class [__] Holders have elected, pursuant to Section 6.12 of the Loan Agreement dated as of November 13, 2024 (as amended or supplemented from time to time, the “Loan Agreement”), among Wheels Up Class A-1 Loan Trust 2021-1A, as Borrower, Wilmington Trust, National Association, as Facility Agent, and as Security Trustee, and the Lenders party thereto from time to time, to purchase all, but not less than all, of the Class A-1 Loans.

The purchase will occur on or before [__________], at which time the Class [___] Holder(s), as the Class A Purchaser(s), shall pay to the Facility Agent an amount equal to the Outstanding Principal Balance of the Class A-1 Loans and all accrued and unpaid interest thereon and any Commitment Fees, Breakage Amounts and Increased Cost Amounts due and owing, if any, and all other amounts due to the Lenders of the Class A-1 Loans. Upon such payment, the Lenders of the Class A-1 Loans shall transfer their Class A-1 Loans to the Class [__] Holder(s), as the Class A Purchaser(s), in accordance with Section 6.12 of the Loan Agreement.

Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

Very truly yours,

[Name of Class [__] Holder(s)]

By:
Authorized Signature